PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION—MARCH 21, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DENNY’S CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2025

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Denny's | keke's BREAKFAST CAFE

[●], 2025

203 E. Main Street

Spartanburg, South Carolina 29319

To Our Stockholders:

In 2024, we navigated a choppy environment by remaining focused on our strategic framework and making progress across our key initiatives to drive the long-term transformation of Denny’s and the accelerating growth of Keke’s Breakfast Cafe.

Multiple years of cumulative inflation progressively weighed on consumer sentiment. To address this concern, we reinforced Denny’s value leadership position in the market with the successful relaunch of our $2 $4 $6 $8 value menu. In addition to meeting consumers’ need for quality products at a compelling price, this redesigned signature value platform also delivers greater profitability for our franchisees and company operated restaurants.

We are also meeting our guests’ need for greater convenience and variety through our off-premises business. While many in the industry have experienced declines in this channel, our off-premises business remains consistently strong. During 2024, we launched our third virtual brand, Banda Burrito, to approximately 1,000 restaurant locations. We are committed to providing convenience through our off-premises business, and we believe these channels will remain a key differentiator for us.

In addition to value products and convenient off-premises options, our marketing team has been driving customer engagement and awareness. We have targeted guests through new compelling product innovations, media support, and movie partnerships. We also continue to make meaningful investments in our digital infrastructure to drive organic digital sales growth for today while also building a foundation for ongoing future enhancements. To further enhance the dining experience, we reignited our Diner 2.0 remodel program in 2024 to modernize and elevate guest satisfaction.

While advancing the long-term transformation of Denny’s, we are also focused on expanding Keke’s Breakfast Cafe into new markets. The strong leadership team opened 12 new cafes in 2024, setting a record for annual openings since the brand’s inception. While the footprint for this brand was previously limited to Florida, we expanded into five new states, including California, Colorado, Nevada, Tennessee, and Texas. A current development pipeline of approximately 140 future franchise cafes will help fuel accelerating growth into the future.

These collective efforts and many more contributed to improving sales trends through 2024, as both brands outperformed industry benchmarks for multiple quarters.

We have built a diverse and inclusive workforce through our commitment to embracing the unique qualities of each employee and valuing differences in thought, culture, and experiences. In support of this commitment, we continually remind our teams of our updated Guiding Principles: 1) People First, 2) Be Bold, 3) Own It, and 4) Win Together.

Feeding our guests’ minds, bodies and souls is our purpose and the reason we exist, and we are determined to fulfill that purpose while operating as a responsible steward for our planet and our people. That is why Denny’s purchasing decisions are guided by a commitment to animal welfare and responsible sourcing. We have made great strides to reduce energy and waste and will continue dedicating resources to make our business more sustainable. Through our partnership with No Kid Hungry, we have raised a cumulative $14.5 million for children facing hunger in the United States, and our Mobile Relief Diner has served over 150,000 free meals to those in need, including over 38,000 in 2024.

Sound strategies and effective leadership teams with a long-term focus have contributed to Denny’s 70 years of success. Continued oversight of these strategies by our diverse and experienced Board, coupled with officer equity holding requirements, promise to ensure that our focus on near-term goals and success remains aligned with long-term stockholder interest and ultimately the fulfillment of our purpose for many years to come.

Thank you for your continued interest and ongoing support.

With Respect and Gratitude,

Brenda J. Lauderback	Kelli Valade
Board Chair	CEO

DENNY’S CORPORATION

NOTICE OF 2025 ANNUAL MEETING OF

STOCKHOLDERS

When	Where	Record Date

Date and Time May 14, 2025 11:00 AM (Eastern Time)	Online at www.virtualshareholdermeeting.com/DENN2025	Stockholders as of March 18, 2025 are entitled to vote.

VOTING ITEMS

Proposals	Board Vote Recommendation	For Further Details
1. To elect seven (7) directors	✓ FOR each director nominee	See page 7

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	✓ FOR	See page 18

3. To approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement	✓ FOR	See page 20

4. To vote on a resolution to approve the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan	✓ FOR	See page 21

5.  To vote on a stockholder proposal that asks the Board of Directors to take the steps necessary to amend the governing documents to give shareholders with an aggregate of at least 15% of outstanding common stock the power to call special meetings of shareholders

	× AGAINST	See page 54

Stockholders will also transact such other business as may properly come before the annual meeting of the stockholders to be held on May 14, 2025 (the “Annual Meeting”), or any adjournment or postponement thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2025

The proxy statement and the 2024 Annual Report of Denny’s Corporation are available at http://materials.proxyvote.com/24869P.

YOUR VOTE IS IMPORTANT

We are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. The question and answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your unique 16-digit control number (“Control Number”) found on your WHITE proxy card or voting instruction form (“VIF”). Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/DENN2025.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately thirty minutes before the Annual Meeting begins at 11:00 a.m. (Eastern Time) on May 14, 2025.

Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote in advance of the Annual Meeting via one of the methods described below and in the attached Proxy Statement. The Proxy Statement contains important information for you to consider when deciding how to vote on the above items. You do not need to attend the Annual Meeting in order to vote.

By Order of the Board of Directors

Gail Sharps Myers

Executive Vice President, Chief Legal & Administrative Officer

& Corporate Secretary

PROXY STATEMENT TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements relating to trends in or expectations relating to the expected effects of our initiatives, strategies, and plans, as well as trends in or expectations regarding our financial results and long-term growth model and drivers, and regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “can,” “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the Securities and Exchange Commission, including the Risk Factors section of our Annual Report on Form 10-K for the fiscal year ended December 25, 2024. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We assume no obligation to update any of these forward-looking statements after the date of this proxy statement.

Denny’s 2025 Proxy Statement

PROXY STATEMENT

[●], 2025

GENERAL

Introduction

The Annual Meeting of Stockholders of Denny’s Corporation, a Delaware corporation, will be held virtually on Wednesday, May 14, 2025, at 11:00 a.m. Eastern Time (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Denny’s Corporation (the “Board”) to be used at the upcoming Annual Meeting. The information provided herein concerns not only Denny’s Corporation, but also its wholly-owned subsidiaries including, but not limited to, Denny’s, Inc. and Keke’s, Inc. Substantially all operations of the Denny’s Corporation’s wholly-owned subsidiaries are currently conducted through Denny’s, Inc. and Keke’s, Inc., respectively. Because the Annual Meeting is virtual and being held via live webcast, stockholders will not be able to attend the Annual Meeting in person but may participate by joining the live webcast as further described below.

Stockholder Voting

You may vote at the Annual Meeting either by proxy or personally at the Annual Meeting. Only holders of record of common stock of Denny’s Corporation, par value $0.01 per share (the “Common Stock”), as of the close of business on March 18, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement is first being made available to each such stockholder beginning on or about [●], 2025.

Voting by Proxy

To vote by proxy, you must either properly execute and return (prior to the Annual Meeting) the WHITE proxy card or follow the instructions set forth in the enclosed proxy card to vote by phone or on the Internet. Where you have appropriately specified how your proxy is to be voted, it will be voted accordingly. If no specifications are made, your proxy will be voted (i) in favor of the Board’s seven (7) nominees to the Board; (ii) in favor of the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries (collectively, the “Company”) for the fiscal year ending December 31, 2025; (iii) in favor of the non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as described herein; (iv) in favor of the resolution to approve the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan; and (v) against a stockholder proposal that asks the Board of Directors to take the steps necessary to amend the governing documents to give shareholders with an aggregate of at least 15% of outstanding common stock the power to call special meetings of shareholders. The Company does not know of any matter that is not referred to herein to be presented for action at the Annual Meeting. If any other matter of business is brought before the Annual Meeting, the proxy holders may vote the proxies at their discretion.

If you execute a proxy, you may revoke it at any time before it is exercised by delivering a written notice to Gail Sharps Myers, Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary of Denny’s Corporation prior to the date of the Annual Meeting at Denny’s Corporation’s corporate offices, 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy, or by participating in the virtual meeting and voting online. If you vote by telephone or by accessing the Internet voting website (which is separate from the meeting website described further below), you may also revoke your proxy by re-voting using the same procedure no later than 11:59 p.m. Eastern Time on Tuesday, May 13, 2025.

Voting at the Meeting

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the Company and vote your shares by proxy in the manner described above, or you may personally vote your shares at the Annual Meeting. To participate and vote personally at the meeting, visit www.virtualshareholdermeeting.com/DENN2025, using the 16-digit control number on the Notice of Internet Availability of Proxy Materials (the “Notice”) or WHITE proxy card. Even if you plan to participate in the meeting, we recommend that you vote in advance by proxy, in case you later change your mind and determine not to participate in the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting online unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions in the Notice.

1

General

Stockholder Voting

If you are the beneficial owner of shares held in street name, the New York Stock Exchange rules applicable to brokers determine whether your broker may vote your share in its discretion even if it does not receive voting instructions from you. If your broker provides you with competing proxy materials from another party (in addition to the Company’s proxy materials), the broker may not vote your shares with respect to any of the proposals to be voted on at the Annual Meeting unless you provide the broker with voting instructions. If your broker has not been provided with competing proxy materials from another party for distribution to you (in addition to the Company’s proxy materials), the broker may vote your shares in its discretion on “routine” matters when it does not receive voting instructions from you and is not permitted to vote your shares with respect to “nonroutine” matters without timely received voting instructions from you. At the Annual Meeting, the only “routine” matter proposed to be presented is the ratification of the selection of KPMG as our independent registered public accounting firm for the 2025 fiscal year (Proposal 2). Accordingly, if your broker has not been provided with competing proxy materials from another party for distribution to you and you do not provide it with timely voting instructions, your broker will be able to exercise discretionary authority on Proposal 2, and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine” matters. Such broker non-votes will not affect the approval of any of these matters.

Voting Requirements

At the Annual Meeting, holders of Common Stock will have one vote per share and a quorum, consisting of a majority of the outstanding shares of Common Stock as of the Record Date, represented in person or by proxy, will be required for the transaction of business by stockholders. A quorum being present, directors will be elected by a plurality of votes cast and the other actions proposed in the accompanying Notice of Meeting will be decided by a majority of votes cast on the matter. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached, but will not be counted in determining the number of shares voted “for” or to “withhold” on “against” any director-nominee or “for” or “against” on any other proposal, and therefore will not affect the outcome of any proposal. As of the close of business on the Record Date, 51,476,066 shares of Common Stock were issued and outstanding and entitled to be voted at the Annual Meeting.

Participating in the Annual Meeting

This year’s Annual Meeting will be a completely virtual meeting of stockholders and will be webcast live over the Internet. Please go to www.virtualshareholdermeeting.com/DENN2025 for instructions on how to participate in the Annual Meeting. Any stockholder may participate and listen live to the webcast of the Annual Meeting over the Internet at such site. Stockholders as of the Record Date may vote and submit questions either in advance of or while participating in the Annual Meeting via the Internet by using the 16-digit control number included in the Notice or WHITE proxy card that accompanied these proxy materials. The webcast starts at 11:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log-in page.

Fiscal 2024 Business Highlights

During 2024, we remained focused on our strategic framework and related key initiatives to advance the long-term transformation of Denny’s and the accelerating growth of Keke’s Breakfast Cafe. Despite a challenging operating environment, our collective efforts contributed to improving sales trends through 2024, with both brands outperforming key industry benchmarks.

At a time when consumers have been expressing growing concerns about the cumulative effect of multiple years of unprecedented inflation, we reinforced Denny’s value leadership position in the market with the successful relaunch of our $2 $4 $6 $8 value menu. In addition to value, we continue to meet our guests’ need for greater convenience through our consistently strong off-premises business. This included the launch of our third virtual brand, Banda Burrito, to approximately 1,000 locations. To further enhance the dining experience, we reignited our Diner 2.0 remodel program to further modernize and elevate the guest experience.

The strong leadership team at Keke’s set a new record with 12 cafe openings in 2024, while expanding beyond the brand’s original footprint solely in Florida to five new states. We are excited about the opportunity to introduce a growing base of fans to Keke’s in many new markets supported by a current development pipeline of approximately 140 future franchise cafes.

Denny’s 2025 Proxy Statement	2

General

Fiscal 2024 Business Highlights

While the restaurant operating environment has remained choppy, our leadership team, franchise partners and restaurant operators remained focused on providing a positive guest experience, ultimately delivering the following results:

Outperformed Industry Same-Restaurant Sales Benchmarks(1): 4 Quarters at Denny’s 2 Quarters at Keke’s Breakfast Cafe	Restaurant Openings: 26 contributing to 1,568 restaurants globally (including Keke’s Breakfast Cafe)	Adjusted EBITDA(2): $81.4 million

(1)

Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company’s results as reported under GAAP.

(2)	Please refer to the Reconciliation of Net Income (“Loss”) to Non-GAAP Financial Measures included in Appendix A.

Capital Events and Announced Strategic Brand Investments

Denny’s has committed new incentives to accelerate new restaurant development.

Capital Structure

•  Successfully refinanced Denny’s amended and restated $350 million revolving credit facility in 2021 to a new five-year $400 million credit facility with enhanced flexibility for brand investments and share repurchases

•  Strong balance sheet with conservative debt leverage relative to highly franchised concepts of 3.85x Adjusted EBITDA at year end

Kitchen Modernization

•  Completed rollout of new kitchen equipment with near-term benefits through kitchen efficiency and productivity while also reducing food waste

•  Long-term benefits through menu enhancements with new and improved product offerings

Restaurant Technology

•  More personalized and seamless guest experience with revamped website and mobile app

•  Deployment of new cloud-based restaurant technology platform has begun and we anticipate improved restaurant efficiencies and enhancements to the overall guest experience while also providing a foundation for future innovation

Restaurant Development and Remodels

•  Upfront cash incentive to support existing Denny’s domestic development commitments

•  Accelerating the long-term development of Keke’s Breakfast Cafe restaurants

•  Reigniting Diner 2.0 remodel program to modernize and elevate the guest experience

Stockholder Returns

In recent years, Denny’s has maintained active share repurchase programs as a means of creating shareholder value for its investors. Denny’s has returned over $712 million to stockholders through share repurchases since first launching the program in late 2010. Included in this total is over $128 million allocated to share repurchases over the last three years, yielding approximately $89 million in remaining share repurchase authorization at the end of fiscal 2024.

3

General

Equity Security Ownership

Equity Security Ownership

Principal Stockholders

The following table sets forth the beneficial ownership of Common Stock by each stockholder known by the Company as of March 18, 2025, unless otherwise indicated, to own more than 5% of the outstanding shares of Common Stock. As of March 18, 2025, 51,476,066 shares of the Common Stock were issued and outstanding and entitled to be voted at the Annual Meeting.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Common Stock

Allspring Global Investments Holdings, LLC (and related entities) 1415 Vantage Park Drive Charlotte, NC 28203	7,620,361(1)	14.8%

BlackRock, Inc. (and related entities) 50 Hudson Yards New York, NY 10001	4,034,194(2)	7.8%

The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	3,245,926(3)	6.3%

Managed Account Advisors LLC 101 Hudson Street 9th Floor Jersey City, NJ 07302	2,985,921(4)	5.8%

(1)

Based upon the Schedule 13G/A filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2025, Allspring Global Investments Holdings, LLC, a parent holding company, is the beneficial owner of 7,620,361 shares, has sole voting power with respect to 7,431,864 shares and sole investment power with respect to 7,620,361 shares. Aggregate beneficial ownership reported by Allspring Global Investments Holdings, LLC is on a consolidated basis and includes beneficial ownership of Allspring Global Investments, LLC and Allspring Funds Management, LLC.

(2)

Based upon the Schedule 13G/A filed with the SEC on January 26, 2024, BlackRock, Inc., as a parent holding company, is the beneficial owner of 4,034,194 shares and has sole voting power with respect to 3,945,159 shares and sole investment power with respect to 4,034,194 shares. Aggregate beneficial ownership reported by BlackRock, Inc. is on a consolidated basis and includes beneficial ownership of its subsidiaries BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, Aperio Group, LLC, BlackRock Fund Managers Limited and BlackRock Investment Management, LLC.

(3)

Based upon the Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group, Inc., as an investment advisor and parent holding company, is the beneficial owner of 3,245,926 shares and has shared voting power with respect to 99,849 shares, sole investment power with respect to 3,099,826 shares and shared investment power with respect to 146,100 shares.

(4)

Based upon the Schedule 13G filed with the SEC on February 9, 2024, Managed Account Advisors LLC, as an investment advisor, is the beneficial owner of 2,985,921 shares and has sole investment power with respect to 2,372,514 shares and has shared investment power with respect to 613,407 shares.

Denny’s 2025 Proxy Statement	4

General

Equity Security Ownership

Management

The following table sets forth, as of March 18, 2025, the beneficial ownership of Common Stock by: (i) each current member of the Board, (ii) each director nominee of Denny’s Corporation to the Board, (iii) each named executive officer included in the 2024 Summary Compensation Table elsewhere in this Proxy Statement, and (iv) all current directors and executive officers of Denny’s Corporation as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Amount and Nature of Beneficial Ownership (1)		Percentage of Common Stock

Bernadette S. Aulestia	75,625		*

Olu Beck	41,187		*

Gregg R. Dedrick	157,765		*

José M. Gutiérrez	144,808		*

Brenda J. Lauderback	199,717		*

John C. Miller	775,478		1.5%

Kelli F. Valade	192,806		*

Mark R. Vondrasek	13,922		*

Laysha Ward	167,273		*

Christopher D. Bode	10,186		*

Gail Sharps Myers	71,257		*

David P. Schmidt	39,471		*

Robert P. Verostek	134,557	(2)	*

All current directors and executive officers as a group (17 persons)	2,345,793		4.6%

*	Less than 1%.

(1)

The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals have the vested right to acquire (as of March 18, 2025 or within 60 days thereafter) through the conversion of deferred stock units (“DSUs”) (on a designated date or upon termination of service as a director of Denny’s Corporation) or performance share units deferred pursuant to the Denny’s, Inc. Deferred Compensation Plan, as Amended and Restated effective March 1, 2017 (the “Deferred Compensation Plan”) (on a designated date or upon termination as an employee of Denny’s): (i) Ms. Aulestia (75,625 shares), (ii) Ms. Beck (30,042 shares), (iii) Mr. Dedrick (52,774 shares), (iv) Mr. Gutiérrez (82,428 shares), (v) Ms. Lauderback (184,311 shares), (vi) Mr. Miller (22,308 shares), (vii) Mr. Verostek (39,409 shares), (viii) Mr. Vondrasek (13,922 shares), (ix) Ms. Ward (105,731 shares) and (x) all current directors and executive officers as a group (683,645 shares).

(2)	Mr. Verostek has shared voting and investment power with respect to 24,000 of the shares shown as beneficially owned by him.

5

General

Equity Security Ownership

Equity Compensation Plan Information

The following table sets forth information as of December 25, 2024 with respect to compensation plans of the Company under which equity securities of Denny’s Corporation are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	4,264,089	(1)	$—	894,301	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	4,264,089		$—	894,301

(1)	Includes maximum shares issuable in connection with our outstanding performance share awards and restricted stock unit awards.

(2)

Includes shares of Common Stock available for issuance as awards of stock options, restricted stock, restricted stock units, deferred stock units and performance awards under the Denny’s Corporation 2021 Omnibus Incentive Plan.

Denny’s 2025 Proxy Statement	6

PROPOSAL 1	Election of Directors
Our Board of Directors recommends that you vote FOR all nominees

ELECTION OF DIRECTORS

Nominees for Election as Directors of Denny’s Corporation

As permitted under the By-laws of Denny’s Corporation (the “By-laws”), the Board has set seven as the number of directors, as of May 14, 2025, to constitute the Board. Accordingly, it is intended that proxies in the accompanying form will be voted at the Annual Meeting for the election of seven nominees to the Board. The Board’s nominees are: Bernadette S. Aulestia, Olu Beck, Gregg R. Dedrick, José M. Gutiérrez, John C. Miller, Kelli F. Valade and Mark R. Vondrasek, each of whom has consented to serve and be named in this Proxy Statement and will serve as a director, if elected, until the 2026 Annual Meeting of Stockholders or until his or her successor shall be elected and shall qualify, except as otherwise provided in Denny’s Corporation’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), and the By-laws. Each nominee currently serves as a director. Brenda J. Lauderback and Laysha Ward, current directors, will not stand for re-election.

If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board may reduce the number of directors in accordance with the Restated Certificate of Incorporation and the By-laws.

Board of Directors

The Board of Directors of Denny’s Corporation is currently composed of nine talented directors with diverse skill sets and professional backgrounds, as reflected in their biographies under “Business Experience/Director Qualifications.”

	Female	Male

Total Number of Directors	9

Part I: Gender Identity

Directors	5	4

Part II: Demographic Background

African American or Black	3	0

Hispanic or Latinx	1	1

White	1	3

(1)

Mr. Miller, as a former employee of the Company within the past three years, does not qualify as an independent director, and instead is deemed as Affiliated Outside Director during his continued service on the Board during 2024.

7

Election of Directors

Squires Notice

Director Term Limits, Retirement Age and Succession Planning

Term Limits. We do not believe that arbitrary limits on the number of consecutive terms a director may serve are appropriate in light of the substantial benefits that result from a continued focus on the Company’s business, strategy and industry over a significant period of time. We do value fresh perspectives and ideas which enhance and benefit our brand’s competitive performance, and therefore we seek to have a mix of director short-term, mid-term and long-term tenures on our Board, as demonstrated in the pie chart above which reflects the Board’s current composition. Within these parameters, each individual’s performance and continued contribution is assessed by the Corporate Governance and Nominating Committee in connection with the annual re-nomination determination.

Retirement Age. Under the Company’s Corporate Governance Policy, the standard retirement age for the Company’s directors is 75. It is the general policy of the Corporate Governance and Nominating Committee not to nominate candidates for re-election at any annual stockholder meeting to be held after he or she has attained the applicable retirement age. The Board, however, may waive the mandatory retirement age for a specific director in its sole discretion.

Succession Planning. Our Board maintains a critical focus on the Company’s succession plans. The Governance Committee has been charged with monitoring and overseeing the process of planning for CEO, senior management, and Board member succession. Under our succession planning process, the Governance Committee identifies and periodically updates the qualities and characteristics it believes are necessary for an effective CEO and senior officers. With these principles in mind, the committee periodically reviews the development and progression of potential internal candidates against these standards. Additionally, under the Company’s CEO emergency succession plans, critical advance planning for contingencies, such as the departure, death, or disability of the CEO or other top executives is set forth so that, in the event of an untimely vacancy, the Company has in place an emergency succession plan to facilitate the transition to both interim and long-term leadership. Equally important is planning for director succession. The Governance Committee periodically reviews the skills, characteristics, attributes and experiences of Board members to assure that the Board possesses the appropriate level of skill, experience and ability necessary to lead and govern the Company effectively.

Business Experience/Director Qualifications

The name, age, present principal occupation or employment, directorships and the material occupations, positions, offices or employments for at least the past five years, of each current director and each director nominee of Denny’s Corporation are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.

Bernadette S. Aulestia Director Since 2018 Age 52

Occupation: Former Chief Revenue & Growth Officer of Callisto Media, a technology and media company (2022). Prior to Callisto Media, Ms. Aulestia was President, Global Distribution, Home Box Office, Inc., the premium television programming subsidiary of WarnerMedia (2015-2019); Executive Vice President, Domestic Network & Digital Distribution, HBO, Inc. (2013-2015); Senior Vice President, Domestic Network & Digital Distribution, HBO, Inc. (2009-2013); Prior to HBO, Ms. Aulestia held positions at Univision Communications, Inc., Turner Broadcasting Systems, Inc., and Kidder Peabody, Inc.

Qualifications: Ms. Aulestia brings to Denny’s Board of Directors over 25 years as a global operating executive in the areas of scaled commercialization, consumer marketing, international business development, strategic planning, and digital transformation. With a demonstrated track record of capitalizing on growth opportunities and driving innovation to increase shareholder value, she contributes to the Board valuable insights on growth drivers and customer engagement.

Other Public Company Boards: Current - Nexstar Media Group, Inc. and National CineMedia, Inc.

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Director Term Limits, Retirement Age and Succession Planning

Olu Beck Director Since 2021 Age 58

Occupation: Founder and Chief Executive Officer of The Beck Group NJ, a boutique strategic and management consulting firm (January 2013 – Current); Chief Executive Officer, Wholesome Sweeteners, Inc., a supplier of natural and organic sweeteners and snacks (2016-2018); Head of Global and US Marketing (Shopper) & Health and Wellness for Johnson and Johnson, a developer and manufacturer of consumer and healthcare products (2010 – 2012); Prior to Johnson and Johnson, Ms. Beck served in various executive leadership roles in finance and sales at Mars Incorporated, a manufacturer of confectionery, pet food, and food products, from 1989-2009, including serving as Chief Financial Officer of Ben’s Original (formerly Uncle Ben’s) Rice.

Qualifications: Ms. Beck provides our Board with experience in corporate leadership both in the US and globally, extensive general management experience in the consumer goods industry as well as sales, marketing, accounting and financial expertise. Ms. Beck has more than 25 years of experience in portfolio business management and general management, including direct experience in transformational and strategic growth - both organic and through mergers and acquisition. She brings a diversified experience base in finance, sales and marketing with global expertise from senior leadership roles managing teams in Europe, the Americas and Asia Pacific. Ms. Beck has experience on private and public boards with insights into leading practices in executive compensation, corporate governance and audit. Ms. Beck was featured in Savoy as 2021 and 2024 Most Influential Black Corporate Directors. Ms. Beck was recognized in Women Inc.’s 2023 Most Influential Women Corporate Directors. Ms. Beck was on the NACD Blue Ribbon Commission on Board Culture in 2023 and holds the NACD CERT Certificate in Cybersecurity Oversight.

Other Public Company Boards: Current - Freshpet, Inc. and Saputo, Inc.; Prior – Hostess Brands, Inc.

Gregg R. Dedrick Director Since 2010 Age 66

Occupation: Co-founder of David Novak Leadership (formerly OGoLead), an online leadership development company (February 2018-present); Co-founder of Whole Strategies, an organizational consulting firm (2009-2013); Former Executive Vice President of Yum Brands, Inc., an operator and franchisor of fast food restaurants (2008-2009); President and Chief Concept Officer of KFC, a chicken restaurant chain (2003-2008).

Qualifications: Mr. Dedrick provides our Board with nearly 30 years of senior leadership experience in restaurant company general management, operations and organizational resource planning for corporate staff functions in franchised-based consumer and restaurant systems. He has led several leading brands and companies through transformative growth and organizational evolution to deliver value growth.

José M. Gutiérrez Director Since 2013 Age 63

Occupation: Retired; Senior Executive Vice President, Executive Operations, AT&T Services, Inc. (2014-2016); President of AT&T Wholesale Solutions (2012-2014), a unit of AT&T, Inc. focused on wholesale sales of communication products and services; President and Chief Executive Officer of AT&T Advertising Solutions (2010-2012), a subsidiary of AT&T, Inc., devoted to publishing and sales of Yellow and White Pages directory advertising.

Qualifications: Mr. Gutiérrez has over 25 years of operational and financial senior leadership, with expertise in finance, digital and operational transformations that have enhanced customer experience across a wide range of international markets. His extensive experience leading a range of business units of a global telecommunications brand enable him to contribute to the Board deep insights into corporate strategy and customer-focused approach to business.

Other Public Company Boards: Current – Adient plc, where Mr. Gutiérrez serves as Chair of the Corporate Governance and Nominating Committee, and Gartner, Inc.; Prior – Dr. Pepper Snapple Group, Inc.

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Business Experience/Director Qualifications

John C. Miller Director Since 2011 Age 69

Occupation: Retired; Chief Executive Officer of Denny’s Corporation (February 2020-August 2022); Chief Executive Officer and President of Denny’s Corporation (2011-February 2020); Chief Executive Officer and President of Taco Bueno Restaurants, Inc., an operator and franchisor of quick-service Mexican eateries (2005-2011); President of Romano’s Macaroni Grill (1997-2004).

Qualifications: Mr. Miller is an accomplished restaurant industry veteran with over 40 years of operational, strategic, franchisee and restaurant industry leadership experience. His track record of success has guided numerous nationally recognized brands through strategic brand innovations and transformative technology investments, contributing critical industry perspectives to Board discussions on the Company’s growth strategy. Mr. Miller is a Managing Member of Saddle Horn Concepts, LLC, doing business as Delucca Gaucho Pizza and Wine, and is a Whataburger Franchisee. Mr. Miller also serves as a Board member with Lionheart Children’s Academies.

Other Public Company Boards: Current – Papa Johns International, Inc.

Kelli F. Valade Director Since 2022 Age 54

Occupation: Chief Executive Officer of Denny’s Corporation (September 2022-present); Chief Executive Officer and President of Denny’s Corporation (June 2022-September 2022); Chief Executive Officer of Red Lobster (2021-2022); Chief Executive Officer and President of Black Box Intelligence (the leading data and insights provider of workforce, guest, consumer and financial performance benchmarks for the hospitality industry) (2019-2021); Chili’s Brand President (2016-2018).

Qualifications: Ms. Valade has over 30 years of leadership experience in the restaurant industry, including senior executive roles with both public and private food and beverage companies. She brings deep knowledge of casual dining sector, corporate strategy and human capital management. As CEO, Ms. Valade provides our Board with experience and perspective for leading the strategic direction of the Company. Ms. Valade was previously recognized by Nation’s Restaurant News’ Top 50 Power List, and has served on the Boards at the Shelton School in Dallas, TX, the National Restaurant Association (NRA), the National Restaurant Association Education Foundation (NRAEF), and the Women’s Foodservice Forum Executive Committee. Ms. Valade currently serves as a Board Member for the National Alliance on Mental Illness (NAMI) of Greenville, SC Chapter and Advisory Board Member for No Kid Hungry.

Mark R. Vondrasek Director Since 2024 Age 57

Occupation: Executive Vice President and Chief Commercial Officer, Hyatt Hotels Corporation (2018-present); Executive Vice President, Global Head of Loyalty & New Business Platforms, Hyatt Hotels and Resorts (2017-2018); Senior Vice President, Commercial Services Officer, Starwood Hotels and Resorts (2001-2016). Before entering the hospitality industry, Mr. Vondrasek spent 10 years in financial services, overseeing operational teams at Fidelity Investments and Kemper Financial Services.

Qualifications: Mr. Vondrasek is a highly accomplished C-level senior executive who brings more than 20 years hospitality experience combined with 10 years financial experience to our Board. Mr. Vondrasek’s leadership experience in developing and executing global commercial strategy provides our Board with expertise in digital, brand, communications, marketing, IT, consumer care, sales & loyalty, including IT Transformation initiative involving Cybersecurity defense, new revenue management and central reservations globally. Mr. Vondrasek is Founding Member and Chair of Starwood Associate Relief Fund.

Other Public Boards: Prior - Affinion Holdings Group

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Business Experience/Director Qualifications

Corporate Governance

Board Structure and Responsibilities

Board Of Directors

Audit and Finance Committee	Compensation and Incentives Committee	Corporate Governance and Nominating Committee

Oversees the accounting and financial reporting processes and the internal and external audit processes and reviews the financial information that will be provided to stockholders, the qualification, independence and performance of the Company’s independent registered public accounting firm and its internal auditors, the systems of internal control, risk management practices, including, but not limited to the Company’s fraud risk assessment practices, cybersecurity and other information technology risks, compliance with the Company’s standards of business conduct and code of ethics, and the Company’s finance activities, including but not limited to the Company’s financial structure and strategy, hedging transactions, share repurchase policies and financing arrangements.

Oversees compensation practices and determines compensation and other benefits for officers, as well as reviewing and making recommendations to the Board regarding director compensation, overseeing the Company’s stock ownership guidelines and overseeing the Company’s various benefit plans. Also oversees the development and implementation of human capital development plans and succession planning practices to foster sufficient management depth at the Company to support its continued growth and the talent needed to execute long term strategies.

Oversees corporate governance, advises and makes recommendations to the Board regarding candidates for election as directors of the Company, oversees and monitors the review of potential conflicts of interests of the directors and safeguards the independence of the Board, oversees Environmental, Social & Governance (“ESG”) policies and practices, and addresses any related matters. Also reviews and monitors compliance of the Company’s policies regarding insider trading and related party transactions.

Board Leadership

Our Board is responsible for overseeing the exercise of corporate power and ensuring that the Company’s business and affairs are managed to meet the Company’s stated goals and objectives and that the long-term interests of the stockholders and stakeholders are served. Our Corporate Governance Policy (“Governance Policy”) provides that the chair of the Board shall be determined annually by the Board, through its Corporate Governance and Nominating Committee, in its discretion, given the Company’s present and anticipated circumstances.

The duties of the chair of the Board include the following:

•	Preside over and manage the meetings of the Board;

•

Support a strong Board culture by fostering an environment of open dialogue, effective information flow and constructive feedback among the members of the Board and senior management, facilitating communication among the chair, the Board as a whole, Board committees, and senior management, and encouraging director participation in discussions;

•	Approve the scheduling of meetings of the Board, lead the preparation of the agenda for each meeting, and approve the agenda and materials for each meeting;

•	Serve as liaison between management and independent directors;

•	Represent the Board at annual meetings of stockholders and be available, when appropriate, for consultations with stockholders;

•	Act as an advisor to the CEO on strategic aspects of the business; and

•	Such other duties as prescribed by the Board.

Independent Chair of the Board

Ms. Lauderback has served on the Board since May 2005 and has served as the Board Chair since May 2016. Her term will expire at the Annual Meeting and Ms. Lauderback will retire as Board Chair and member of the Board at that time. Ms. Lauderback is an independent, non-employee Board member. Our Board believes that its leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board and supports the independence of our non-management directors. The Board expects that Ms. Olu Beck will be elected as the Independent Board Chair effective following the Annual Meeting.

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Board Leadership

The Board has determined that, except as noted immediately below, each current member of the Board is independent under the Nasdaq listing standards and the rules and regulations promulgated by the SEC. Ms. Valade, as CEO of the Company, and Mr. Miller, as a former employee of the Company within the past three years, are not deemed to be independent.

Board Committees

There are three standing committees of the Board: the Audit and Finance Committee, the Compensation and Incentives Committee, and the Corporate Governance and Nominating Committee. Each committee consists solely of independent directors as defined by Nasdaq listing standards applicable to each committee. The Audit and Finance Committee currently consists of Mss. Beck and Lauderback and Messrs. Dedrick and Gutiérrez with Mr. Gutiérrez serving as chair. The Compensation and Incentives Committee is currently comprised of Mss. Lauderback and Ward and Messrs. Dedrick and Gutiérrez, with Mr. Dedrick serving as chair. Mss. Aulestia, Lauderback and Ward currently make up the Corporate Governance and Nominating Committee, with Ms. Aulestia serving as chair. In conjunction with the election of directors at the Annual Meeting, the Board will make committee assignments for the upcoming year. For a description of our code of ethics, see the “Code of Ethics” section elsewhere in this Proxy Statement.

Audit and Finance Committee

Summary of Responsibilities. The Audit and Finance Committee (the “Audit Committee”), which held eight meetings in 2024, has been established by the Board to assist the Board in fulfilling its responsibilities toward stockholders, potential stockholders and the investment community to oversee the Company’s accounting and financial reporting processes and audits of the Company’s consolidated financial statements. The Audit Committee’s primary responsibilities include overseeing (i) the adequacy of the Company’s internal controls and the integrity of the Company’s accounting and financial information reported to the public, (ii) the qualification, independence and performance of the Company’s independent registered public accounting firm and its internal auditors, (iii) the appropriateness of the Company’s accounting policies, (iv) the Company’s compliance with ethical standards adopted by the Company as well as principal legal and regulatory standards, (v) the Company’s risk assessment and management practices including, but not limited to, the Company’s fraud risk assessment practices, cybersecurity and other information technology risks, and (vi) the Company’s finance activities, including but not limited to the Company’s financial structure and strategy, hedging transactions, share repurchase policies and financing arrangements, while providing and maintaining an avenue of communication among the Audit Committee, the independent registered public accounting firm, internal auditors, the Company’s compliance officer, management and the Board. The Audit Committee has a written charter, which it reviews and assesses the adequacy of at least annually and amends and updates as needed. For a complete description of the Audit Committee’s powers, duties and responsibilities, see the charter of the Audit Committee available to stockholders on the Company’s website at www.dennys.com.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each member of the Audit Committee meets the definition of independence for audit committee members set forth under Nasdaq listing standards and the rules and regulations promulgated by the SEC.

Audit Committee Financial Experts. The Board has determined that two current members of the Audit Committee, José M. Gutiérrez and Olu Beck are Audit Committee Financial Experts, as that term is defined by the SEC, based upon their respective business experience and educational backgrounds. Mr. Gutiérrez has more than 25 years of accounting, business and financial experience in investor relations, audit, mergers and acquisitions which required the analysis of financial statements that present a breadth and level of complexity of the same or greater complexity as that of the Company. Ms. Beck provides our Board with more than 25 years of direct experience in transformational and strategic growth and brings diversified expertise in finance from senior leadership roles in Europe, the Americas and Asia Pacific.

Audit Committee Report. The Audit Committee fulfilled its responsibilities under and remained in compliance with its charter during the fiscal year ended December 25, 2024.

•

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management of the Company and with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm.

•

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301, Communications with Audit Committees, and the SEC.

•

The Audit Committee has received the written disclosures and the letter from KPMG, required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence from the Company.

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Board Committees

•

The Audit Committee reviewed and discussed with management progress on the Company’s enterprise risk management processes including the evaluation of identified risks and alignment of Company processes to manage the risks within the Company’s approved strategies.

•

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2024 for filing with the SEC.

Audit and Finance Committee

José M. Gutiérrez, Chair

Olu Beck

Gregg R. Dedrick

Brenda J. Lauderback

Compensation and Incentives Committee

Summary of Responsibilities. The Compensation and Incentives Committee (the “Compensation Committee”), which held five meetings in 2024, is responsible for (i) overseeing the Company’s overall compensation program and philosophy, (ii) reviewing and approving the compensation of the Chief Executive Officer and senior management of the Company, (iii) administering the Company’s short- and long-term incentive plans and other stock or stock-based plans, (iv) overseeing the Company’s executive compensation disclosure and issuing the Compensation Committee’s report as required by the applicable rules and regulations governing the Company’s annual proxy statement, (v) reviewing and making recommendations to the Board regarding director compensation, (vi) overseeing the Company’s stock ownership guidelines, and (vii) overseeing the Company’s various benefit plans. The Compensation Committee, in its sole discretion, has the power to delegate its authority to a subcommittee of the Compensation Committee. The Compensation Committee has a written charter, which it reviews and assesses the adequacy of at least annually and amends and updates as needed. For a complete description of the Compensation Committee’s power, duties and responsibilities, see the charter of the Compensation Committee which may be found on the Company’s website at www.dennys.com.

Process for Determination of Executive and Director Compensation. Executive compensation is determined by the Compensation Committee pursuant to the authority granted to it by the Board. Director compensation is determined by the Board upon recommendation by the Compensation Committee. The Compensation Committee has engaged directly an independent consultant (FW Cook) and considered data and analysis regarding competitive pay practices among the Company’s peer group and the restaurant industry as a guide in determining the appropriate level of director and executive officer compensation. The Compensation Committee has assessed the independence of FW Cook in their capacity as the compensation consultant to the Compensation Committee pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

The Compensation Committee considered the recommendation of the Company’s Chief Executive Officer (the “CEO”) with respect to compensation levels of executive officers other than the CEO. When making compensation decisions, the Compensation Committee annually analyzes tally sheets prepared for each of the named executive officers (“NEOs”). These tally sheets were prepared by our human resources department and our compensation consultant. Each of these tally sheets presents the dollar amount of each component of the NEOs’ compensation, including current cash compensation (base salary and bonus), accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation. These tally sheets reflect the annual compensation for the NEOs (both target and actual), as well as the potential payments under selected performance, termination, and change-in-control scenarios.

The overall purpose of these tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation of our NEOs, as well as information about wealth accumulation, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation. For additional information regarding the process and procedures for determining executive and director compensation, see the “Executive Compensation – Compensation Discussion and Analysis” section elsewhere in this Proxy Statement.

Compensation Risk Assessment. For 2024, a group of senior management from various departments of the Company completed a process by which an assessment was made of the level and materiality of identified risks associated with the Company’s compensation practices and policies for its employees. This assessment was under the direction of the Compensation Committee and the findings were reviewed and discussed with the committee. Specifically, the Company’s incentive plans and compensation practices were evaluated in order to identify incentive factors utilized and the potential risks, applicable controls, and the risk mitigation practices in place with respect to such factors. Based on this assessment, the Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse impact on the Company.

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Compensation Committee Interlocks and Insider Participation. The following persons served as members of the Compensation Committee during the fiscal year ended December 25, 2024: Gregg R. Dedrick, José M. Gutiérrez, Brenda J. Lauderback and Laysha Ward. No member of the Compensation Committee was an employee or officer of the Company during 2024 or anytime prior thereto. During 2024, none of the members of the Compensation Committee had any relationship, directly or indirectly, with the Company requiring disclosure under Item 404 of Regulation S-K, and none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officers served on our Board or Compensation Committee.

Compensation Committee Report. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement and based on this review and discussion, the Compensation Committee has recommended to the Board that the “Executive Compensation – Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 25, 2024.

Compensation and Incentives Committee

Gregg R. Dedrick, Chair

José M. Gutiérrez

Brenda J. Lauderback

Laysha Ward

Corporate Governance and Nominating Committee

Summary of Responsibilities. The primary responsibilities of the Corporate Governance and Nominating Committee (the “Governance Committee”), which held four meetings in 2024, include (i) developing and recommending to the Board a set of corporate governance standards in the form of the Corporate Governance Policy for the Company, (ii) maintaining and monitoring compliance with the Corporate Governance Policy, (iii) monitoring the process of assessing the effectiveness of the Board and its committees, (iv) overseeing the Company’s insider trading policy, and (v) identifying individuals qualified to become Board members and recommending director nominees to the Board for election at the annual meeting of stockholders or when necessary to fill existing vacancies on the Board. Additionally, the Governance Committee is responsible for monitoring and safeguarding the independence of the Board, monitoring and overseeing senior management succession, overseeing director education, reviewing all related party transactions while monitoring compliance with the Company’s Related Party Transaction Policy and Procedures, monitoring and overseeing the Environmental, Social, and Governance (“ESG”) program of the Company which includes receiving periodic reports regarding the Company’s ESG efforts and initiatives. All members of the Governance Committee are independent within the meaning of the Nasdaq listing standards and the rules and regulations promulgated by the SEC. The Governance Committee has a written charter, which it reviews and assesses the adequacy of at least annually and amends and updates as needed. For a description of the Governance Committee’s powers, duties and responsibilities, see the charter of the Governance Committee which may be found on the Company’s website at www.dennys.com.

Corporate Governance Policy and Practice. The Board and management clearly recognize the importance of a firm commitment to key corporate governance standards. Consequently, it is the goal of the Board and management to develop and adhere to a set of standards that not only complies to the letter with all applicable regulatory guidance, but implements “best practices” of corporate governance.

The Company’s Corporate Governance Policy is posted on the Company’s website at www.dennys.com.

Director Nominations Policy and Process. The Governance Committee will consider director-nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons to the Board for consideration as a nominee for election to the Board must send a written notice to the Governance Committee by mail addressed to the attention of the Secretary of Denny’s Corporation at the corporate address set forth above. The written notice must set forth (i) the name of each person whom the stockholder recommends be considered as a nominee, (ii) a business address and telephone number for each nominee (e-mail address is optional), and (iii) biographical information regarding each nominee, including the person’s employment and other relevant experience. To be considered by the Governance Committee, a stockholder director-nominee recommendation must be received no later than the 120th calendar day before the first anniversary date of Denny’s Corporation’s proxy statement prepared in connection with the previous year’s annual meeting. The Governance Committee did not receive any stockholder director-nominee recommendations by December 5, 2024, the applicable deadline for the Annual Meeting.

In addition, in accordance with the By-laws, stockholders may directly nominate persons for election to the Board at an annual meeting. Such nominations must be sent by written notice to the Secretary of Denny’s Corporation at the corporate address set forth above and must comply with the applicable timeliness and information requirements of the By-laws. Please see the “Other Matters – 2025 Stockholder Proposals” section elsewhere in this Proxy Statement for more information.

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The Governance Committee believes that a nominee recommended for a position on the Board must meet the following minimum qualifications:

—	he or she must be at least 21 years of age;

—	he or she must have experience in a position with a high degree of responsibility in a business or other organization;

—	he or she must be able to read and understand basic financial statements;

—	he or she must possess integrity and have high moral character;

—	he or she must be willing to apply sound, independent business judgment;

—	he or she must have sufficient time to devote to being a member of the Board; and

—	he or she must be fluent in the English language.

Annually, the Governance Committee will identify the areas of expertise or skill needed on the Board for the upcoming Board term. The Governance Committee will identify potential nominees for director from (i) the slate of current directors, (ii) referrals from professional search firms, typically in those instances when the committee identifies a needed skill or expertise not possessed by the current slate of directors, and (iii) recommendations from stockholders.

The Governance Committee will evaluate a potential nominee by considering whether the potential nominee meets the minimum qualifications identified by the committee, as well as considering the following factors:

—	whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization;

—

whether the potential nominee has experience and expertise that is relevant to the Company’s business including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company;

—	whether the potential nominee is highly accomplished in his or her respective field;

—	whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment;

—

whether the potential nominee is independent, as defined by Nasdaq or other applicable listing standards and SEC rules, whether he or she is free of any conflict of interest or the appearance of any conflict of interest, and whether he or she is willing and able to represent the interests of all Denny’s stockholders;

—	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to the Board’s activities and to enhance his or her understanding of the Company’s business; and

—	how the potential nominee would contribute to diversity, with a view toward the needs of the Board.

The manner in which the Governance Committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a stockholder.

Additionally, with respect to an incumbent director whom the Governance Committee is considering as a potential nominee for re-election, the Governance Committee will review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company.

The Company paid fees to a professional search firm to help identify and evaluate potential nominees for director for 2024.

Corporate Governance and Nominating Committee

Bernadette S. Aulestia, Chair

Brenda J. Lauderback

Laysha Ward

Board Diversity. The Governance Committee and the Board are committed to a diversified membership, with a particular emphasis on individuals who satisfy the factors outlined above and individuals with a wide variety of management, operating, and restaurant experience and skills, in addition to other attributes such as race, gender and national origin, as demonstrated in the circle charts below. The Governance Committee continually looks for opportunities to develop its diversity initiatives further.

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Board Leadership Structure and Risk Oversight

The Company separates the positions of CEO and Board Chair and has appointed an independent Board Chair. The Company believes having a separate CEO and Board Chair is an important part of its overall commitment to the highest standards of corporate governance and believes that it allows the Board to effectively develop and oversee its business strategy and monitor risk. The separate positions also allow the Board to freely perform its management oversight function. Additionally, each member of the Board, with the exceptions of Ms. Valade and Mr. Miller, is independent under the applicable standards. It is the Board’s policy to appoint a Lead Director during any time when the Board Chair position is not held by an independent director. The responsibilities of the Lead Director, when applicable, would include (i) regularly meeting (by phone or in person) with the CEO to discuss the financial and operational status of the Company, (ii) staying abreast of Company issues in greater depth than required of other Board members in order to assist, if necessary, during the period of transition of Company leadership, and (iii) leading periodic executive sessions of the independent Board members. Our Board has determined that its current structure, with separate CEO and Board Chair roles and an independent Lead Director, if necessary, is in the best interests of the Company and its stockholders at this time.

The Board has the ultimate responsibility for risk management. However, the Board has delegated the responsibility of risk assessment and risk management to the Audit Committee. Periodically, with the assistance of management, the Audit Committee undertakes an extensive Company-wide risk assessment. This extensive risk assessment identifies the main strategic, operational, compliance and financial risks the Company is facing based on its strategic objectives. The assessment also identifies the steps that management is or should be taking to address and mitigate exposure to such risks, and the Audit Committee will periodically receive reports from management regarding the steps that management is taking to address and mitigate such risks.

Board Meeting Information

During 2024, there were five meetings of the Board. Each director serving on the Board in 2024 attended at least 75% of the meetings of the Board (and, as applicable, committees thereof) during the year. At each meeting, the Board holds a regularly scheduled executive session at which only independent directors are present.

Communications Between Security Holders and Board of Directors

Security holders may send written communications to the Board or any one or more of the individual members of the Board by directing such communication to Denny’s Corporation by mail in the care of the Corporate Secretary, at our principal executive offices set forth above, or by e-mail to gsharpsmyers@dennys.com. All written communications will be compiled by the Corporate Secretary and promptly submitted to the individual director(s) being addressed or to the Chair of the committee whose areas of responsibility includes the specific topic addressed by such communication, or in all other cases, to the Board Chair.

Stockholder Engagement

The Company recognizes the value of the views and input of its stockholders. The Company periodically reaches out to and engages with its stockholders on various topics, including corporate governance, compensation, performance, strategy and other matters. We believe that having regular engagement with our stockholders strengthens our relationships with stockholders and helps us to better understand stockholders’ views on our policies and practices and other matters of importance to our business.

Board Member Attendance at Annual Meetings of Stockholders

It is the policy of Denny’s Corporation that all of the members of the Board and all nominees for election to the Board at the annual meeting of stockholders attend such meeting except in cases of extraordinary circumstances. All of the directors attended the 2024 virtual annual meeting of stockholders.

Director Compensation

For a description of the compensation of directors, please see “Executive Compensation – 2024 Director Compensation” elsewhere in this Proxy Statement.

Squires Notice

On March 14, 2025, the Company received a letter from Richard D. Squires (the “Squires Notice”) stating his intent to nominate a director (the “Squires Nominee”) for election at the Annual Meeting. The Board determined that the Squires Notice did not comply with the requirements for the nomination of directors under the Company’s Amended and Restated By-Laws (the “By-laws”) because Mr. Squires was not a record holder of the Common Stock at the time of the Squires Notice and failed to include

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certain information in the Squires Notice required to be included in a notice of director nominations under the By-Laws. Accordingly, the nomination of the Squires Nominee will be disregarded, and no proxies or votes in favor of the Squires Nominee will be recognized or tabulated at the Annual Meeting.

The WHITE proxy card accompanying this proxy statement is not a “universal” proxy card and does not include the name of the Squires Nominee because (1) the Squires Notice did not comply with the requirements for the nomination of directors under the By-Laws and (2) Mr. Squires did not deliver the Company the notice required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the deadline for such notice.

Mr. Squires has represented that he and his associated persons do “not intend to deliver a proxy statement/form of proxy, or engage in any proxy solicitation activities, in connection with the election of” the Squires Nominee. In addition, because Mr. Squires did not deliver to the Company the notice required by Rule 14a-19(b) under the Exchange Act by the deadline for such notice, Mr. Squires may not solicit proxies in support of the Squires Nominee except as permitted by the rules promulgated under the Exchange Act. However, in the event that you receive any proxy materials from Mr. Squires, the Board strongly urges you to disregard the materials and to NOT sign or return any proxy cards sent to you by or on behalf of Mr. Squires. If you have already voted using a proxy card sent to you by Mr. Squires, you can revoke it by following the instructions on the accompanying WHITE proxy card to vote, by completing and returning the enclosed WHITE proxy card or by voting virtually at the Annual Meeting. Only your latest dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

If litigation occurs and a court of competent jurisdiction determines that the Squires Notice complied with the By-laws and that Mr. Squires delivered the notice required by Rule 14a-19(b) under the Exchange Act, then the Company would amend this proxy statement and the accompanying WHITE proxy card to reflect that development to comply with the applicable aspects of Schedule 14A and Rule 14a-19 of the Exchange Act. Further, in such scenario, the Company would include the name of the Squires Nominee on a “universal proxy card” and mail a revised proxy statement and such universal proxy card to stockholders. In addition, in this scenario, no proxies or votes received on the Company’s previously circulated proxy card would be recognized or tabulated at the Annual Meeting. These proxies would be disregarded. Accordingly, if you vote on the Company’s WHITE proxy card accompanying this proxy statement and a court of competent jurisdiction determines that the Squires Notice complied with the By-laws and that Mr. Squires delivered the notice required by Rule 14a-19(b) under the Exchange Act, then your votes on the proxy card prior to such new proxy card would not be recognized or tabulated and you would have to vote again for your vote to be counted. In such scenario, the Company would potentially need to delay the Annual Meeting to allow time for stockholders to receive and consider the new proxy materials. There is currently no litigation threatened or pending.

Under our By-laws, the election of directors at the Annual Meeting is considered a “Contested Election” and the directors will be elected by a plurality of votes cast because the Company received a notice purporting to be in compliance with Article II, Section 2 of the By-laws (the Squires Notice described above), even though the Board ultimately determined that such notice was not valid under the By-laws. This means that the seven nominees who receive the highest number of votes will be elected, even if such nominees do not receive more votes in favor of their election than withhold votes.

17

PROPOSAL 2	Ratification of Selection of Independent Registered Public Accounting Firm
Our Board of Directors recommends that you vote FOR Ratification and Approval of the Selection of KPMG as the Independent Registered Public Accounting Firm of the Company for the 2025 Fiscal Year

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As a result of the adoption of the Sarbanes-Oxley Act of 2002, and related regulations adopted by the SEC and by each national securities exchange, audit committees of public companies are formally charged with the responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm that serves as the Company’s independent auditor. The Audit Committee takes this responsibility very seriously and for the fiscal year 2025, the Audit Committee has selected KPMG as the independent registered public accounting firm of the Company. This selection is submitted for ratification of and approval by the stockholders at the Annual Meeting. Representatives of KPMG are expected to attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions. If the stockholders do not ratify this selection, other independent registered public accounting firms will be considered by the Audit Committee.

2024 and 2023 Audit Information

The following table presents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements and the audit of the Company’s internal control over financial reporting (“ICOFR”) for 2024 and 2023. In addition, the table presents fees billed for audit-related services, tax services, and all other services rendered by KPMG to the Company for 2024 and 2023.

	Year ended December 25, 2024	Year ended December 27, 2023

Audit Fees	$1,152,000	$1,135,000

Audit-Related Fees	70,000	97,000

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$1,222,000	$1,232,000

In the above table, in accordance with applicable SEC rules:

•

“audit fees” are fees billed by the independent registered public accounting firm for professional services for the audit of the annual Consolidated Financial Statements included in the Company’s Form 10-K, audit of ICOFR, review of the Condensed Consolidated Financial Statements included in the Company’s Form 10-Qs, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including comfort letters, consents, and registration statements;

•

“audit-related fees” are fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements, and generally include fees for audits of the Company’s employee benefit plans and audit or attest services not required by statute or regulation;

•	“tax fees” are fees billed by the independent registered public accounting firm for professional services for tax compliance, tax advice, and tax planning; and

•	“all other fees” are fees billed by the independent registered public accounting firm for any services not included in the first three categories above.

The Audit Committee has considered and determined that the services for which audit-related fees were billed were compatible with KPMG maintaining its independence.

Audit Committee’s Pre-approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The process for such pre-approval is typically as follows. Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of

Denny’s 2025 Proxy Statement	18

Selection of Independent Registered Public Accounting Firm

Audit Committee’s Pre-approval Policies and Procedures

information at such meeting detailing the particular services proposed to be performed. Additionally, the Chair of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve, where necessary, such services requiring pre-approval in between regularly scheduled Audit Committee meetings. The Chair will report any such decisions at the Audit Committee’s next scheduled meeting. In 2024, the services described above were pre-approved by the Audit Committee pursuant to the policy of the Audit Committee, and none of such services were approved pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

19

PROPOSAL 3	Advisory Vote to Approve Executive Compensation
Our Board of Directors recommends that you vote FOR the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company provides stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly referred to as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation program.

As described in further detail in “Executive Compensation – Compensation Discussion and Analysis,” our compensation program is designed to attract, motivate and retain top-quality leadership talent while ensuring that their interests are aligned with the interests of our stockholders and that their efforts are focused on the Company’s key strategic objectives.

It is our firm belief that our executive compensation program, with its balance of annual cash incentives designed to reward the achievement of key performance goals set for the year and longer-term equity vehicles designed to reward executives for stock price performance over a longer term, compensates our executives for performance directly linked to stockholder value creation.

In addition, the Board has enacted a number of policies – including share ownership requirements, incentive clawbacks, the elimination of employment contracts and the elimination of tax gross-ups (except for certain limited gross-ups available to most salaried employees under the Company’s broad-based relocation policy) – which ensure that the Company’s practices are aligned with market-based best practices.

Stockholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying compensation tables and related narrative disclosure included in the “Executive Compensation” section of this Proxy Statement for more information regarding our compensation program.

We are asking stockholders to approve the compensation of our named executive officers as disclosed herein by adopting the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Although this vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Denny’s 2025 Proxy Statement	20

PROPOSAL 4	Approval of Amended and Restated 2021 Omnibus Plan
Our Board of Directors recommends that you vote FOR the Approval of the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan

APPROVAL OF THE DENNY’S CORPORATION AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN

Background

Our Board has approved the amendment and restatement of the Denny’s Corporation 2021 Omnibus Incentive Plan (the “Plan”), subject to and effective upon stockholder approval. The Plan was originally approved by our stockholders on May 19, 2021, at which time it replaced the Denny’s Corporation 2017 Omnibus Incentive Plan (the “Prior Plan”). The Plan authorizes the issuance, pursuant to awards under the Plan, of up to 4,400,000 shares of Common Stock, plus any shares subject to awards granted under the Prior Plan that expire, terminate, or are canceled, cash-settled or forfeited without having been exercised, vested, or paid after May 19, 2021. As noted below, the amendment and restatement of the Plan adds shares to the share pool, extends the Plan term, increases the award limit for incentive stock options, and makes certain other changes. This proposal asks our stockholders to approve the amended and restated Plan.

Purpose of the Proposal

Equity compensation has historically been a key element of our compensation program. The ability to grant equity and equity derivative awards is essential to our ability to attract and retain highly talented employees. Without the ability to grant such awards, we would be at a disadvantage against our competitors for recruiting and retaining key talent. Currently, we do not have sufficient shares of Common Stock reserved and available under the Plan to cover our anticipated equity compensation needs for 2025. In view of the limited number of remaining shares, the amendment and restatement of the Plan, if approved by our stockholders, will add [1,280,000] shares of Common Stock to the Plan. If our stockholders do not approve the amendment and restatement, the Plan will continue in full force and effect in its current form, but we will have an insufficient number of shares to continue to provide equity-based incentives consistent with past practice.

The number of shares added by the amendment and restatement was determined based on an analysis of various factors, including potential dilution, anticipated equity compensation needs, and proxy advisory firms’ policies on equity-based compensation plans. For more information, please refer to “Key Data Relating to Outstanding Equity Awards and Shares Available,” below. We approved the amendment and restatement in order to have a share reserve over approximately the next one to two years which will allow us to continue to provide equity-based incentives to eligible plan participants who are selected to receive awards under the Plan. The shares reserved may, however, last for greater or fewer years depending on currently unknown factors, such as the number of grant recipients, future grant practices, and our stock price.

In addition to the proposed share increase described above, the proposed amendment and restatement (i) increases the incentive stock option limit in proportion to the proposed share increase, (ii) extends the term of the Plan to the ten (10) year anniversary of stockholder approval of the amendment and restatement, and (iii) makes certain clarifications and otherwise updates the Plan for changes since 2021.

A summary of the amendment and restatement of the Plan is set forth below. This summary is qualified in its entirety by the full text of the amended and restated Plan, which is attached to this Proxy Statement as Appendix B.

Promotion of Sound Corporate Governance Practices

The Plan includes a number of features intended to protect the interests of our stockholders and further reinforce and promote alignment of interests between our employees, non-employee directors and other eligible award recipients with the interests of our stockholders. These features, which are unchanged by the amendment and restatement, include the following:

•	Limitation on Awards to Non-Employee Directors. The Plan contains annual limits on the amount of awards that may be granted to non-employee directors.

•

No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights (“SARs”) may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing; No Reload Options or SARs. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards. Reload grants of stock options and SARs are prohibited under the Plan.

21

Approval of the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan

Promotion of Sound Corporate Governance Practices

•

No Liberal Share Recycling of Stock Options or SARs. Shares retained by or delivered to the Company to pay the exercise price or to satisfy tax withholding obligations in connection with the exercise of stock options or SARs count against the number of shares remaining available under the Plan.

•

No Dividends or Dividend Equivalents on Unearned or Unvested Awards. Dividends and dividend equivalents are not paid on unearned or unvested awards under the Plan. Stock options and SARs are not eligible for dividends or dividend equivalents.

•

Awards Subject to Clawback Policies. Awards under the Plan are subject to the Company’s Incentive Compensation Clawback Policy and Dodd-Frank Clawback Policy, as well as any other compensation recoupment policy the Company may adopt from time to time.

•	No Single-Trigger Acceleration upon a Change in Control. Under the Plan, we do not automatically accelerate vesting of awards in connection with a change in control of the Company.

•	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

•

No Liberal Change in Control Definition. The Plan defines a “change in control” based on the consummation of a change in control transaction, rather than the announcement or stockholder approval of the transaction.

Key Data Relating to Outstanding Equity Awards and Shares Available

Overhang and Potential Dilution. The following table includes information regarding outstanding equity awards and shares available for future awards under the Plan as of March 18, 2025 (and without giving effect to the proposed amendment and restatement):

Current Plan (as of March 18, 2025)

Total shares underlying outstanding stock options and SARs	0

Weighted average exercise price of outstanding stock options and SARs	N/A

Weighted average remaining contractual life of outstanding stock options and SARs	N/A

Total shares underlying outstanding full value awards(1)	5,102,752

Total shares currently available for grant	0

1.	Includes the maximum number of shares issuable upon conversion of performance awards assuming maximum achievement of all performance goals.

The aggregate shares shown above represent a fully-diluted overhang of approximately 9% based on the 51,476,066 shares of Common Stock outstanding as of March 18, 2025. If the amendment and restatement is approved, the shares available for issuance would increase the overhang to approximately 11%. We calculate the fully diluted “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. The fair market value of a share of our Common Stock as of March 18, 2025 was $3.94.

Burn Rate. The following table includes the necessary information to calculate our burn rate under the Plan for the last three fiscal years:

Year ended December 31,	2022	2023	2024

Number of stock options granted	—	—	—

Number of time-vesting restricted stock units granted	[ ]	[ ]	[ ]

Number of performance share units granted(1)	[ ]	[ ]	[ ]

Number of performance share units earned(2)	[ ]	[ ]	[ ]

Total share usage under the Plan(3)	[ ]	[ ]	[ ]

Weighted average common shares outstanding	[ ]	[ ]	[ ]

Burn rate	[ ]	[ ]	[ ]

1.	Includes the maximum number of shares issuable upon conversion of performance awards assuming maximum target achievement of all performance goals.

2.

Represents number of shares earned and paid out (before tax withholding) for performance share units earned for performance periods ending as of the last day of the indicated fiscal year (e.g., for 2024, the number of shares paid out before taxes for the 2022-2024 PSUs).

3.	Total share usage is based on the sum of time-vesting restricted stock units granted and performance share units earned for the year.

Denny’s 2025 Proxy Statement	22

Approval of the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan

Summary of the Plan

Summary of the Plan

Purpose and Eligibility. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees, officers, directors and consultants of the Company and its affiliates to those of the Company’s stockholders, and by providing such participants with an incentive for outstanding performance. Any employee, officer, consultant or director of the Company or an affiliate is eligible to participate in the Plan. As of March 18, 2025, approximately 77 employees (including 23 officers) and 8 non-employee directors were eligible to participate in the Plan.

Administration. The Plan is administered by the Compensation Committee. The Compensation Committee has the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant; determine all terms and conditions of such awards, including the number of awards to be granted and the number of shares or dollar value to which an award relates; prescribe the form of award certificate; accelerate the vesting or exercisability of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Plan; amend the Plan or any award certificate under the Plan; and make all other decisions and determinations that may be required under the Plan. The Compensation Committee may delegate its authority as permitted by the Plan and applicable law.

Awards. The Plan authorizes the grant of awards in the forms described below. The Compensation Committee determines the vesting conditions for awards. Vesting conditions may include the continued employment or service of the participant, the attainment of specified individual or corporate performance goals, and/or other factors in the Compensation Committee’s discretion.

•

Options. Options to purchase shares of our Common Stock may be awarded under the Plan, which may be designated under the Internal Revenue Code of 1986 as currently in effect (the “Code”) as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted only to officers and employees). The maximum term of an option shall be determined by the Compensation Committee on the date of grant but may not exceed 10 years. The exercise price of an option cannot be less than the fair market value of a share of Common Stock as of the grant date. The Compensation Committee determines the method by which the exercise price may be paid, which may include cash payment, delivery of previously acquired shares, net settlement (the cancellation of a portion of the option to cover the cost of exercising the balance of the option), a broker-assisted market sale, or any other method approved by the Compensation Committee.

•

SARs. Stock appreciation rights give the holder the right to receive the difference (payable in cash, stock, or other property, as specified in the award certificate) between the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying shares as of the grant date). The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years.

•

Restricted Stock. A restricted stock award is a grant of shares of Common Stock, which are subject to forfeiture during a restriction period if the specified vesting conditions are not satisfied. The Compensation Committee determines the price, if any, to be paid by the participant for each share of Common Stock subject to a restricted stock award. During the restriction period, a participant has the right to vote the shares underlying the restricted stock. Any dividends that are paid with respect to the restricted stock before it is vested are either reinvested in the form of additional shares (which are subject to the same vesting provisions as the underlying restricted stock) or held by the Company and only distributed in the event that the underlying restricted stock becomes vested. If the underlying restricted stock is forfeited prior to becoming vested, accrued dividends are forfeited as well.

•

Restricted Stock Units (“RSUs”). RSUs represent the right to receive shares of Common Stock (or an equivalent value in cash or a combination of shares and cash, as specified in the award certificate) at a designated time in the future, upon the achievement of vesting requirements.

•

Deferred Stock Units (“DSUs”). DSUs represent the right to receive shares of Common Stock (or an equivalent value in cash or other property, as specified in the award certificate) at a time designated in the future by the Compensation Committee or, in the case of a voluntary deferral election, by the participant.

•

Other Stock-Based Awards. Other stock-based awards are awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on shares of Common Stock, including purchase rights, or other rights or securities that are convertible or exchangeable into shares of Common Stock.

•

Dividend Equivalents. Dividend Equivalents may be granted in connection with an RSU, DSU or Other Stock-Based Award. For each share of Common Stock underlying such award, a dividend equivalent entitles the participant to a payment (in cash or stock) equal to the amount of a dividend paid on a share of Common Stock, once the underlying award (or portion thereof) vests.

•

Performance Awards. Any award granted under the Plan, including a cash-based award, may have a performance-vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Compensation Committee. Performance-based vesting criteria may include, but

23

Approval of the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan

Summary of the Plan

need not be limited to: net earnings; earnings per share; net sales growth; net income (before or after taxes); profit (including net operating profit, economic profit and profit margin); revenues; return measures (including, but not limited to, return on assets, capital, investment, equity, or sales, and cash flow return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow and free cash flow); earnings before or after taxes, interest, depreciation and/or amortization (“EBITDA”); adjusted income (before or after taxes); adjusted EBITDA; internal rate of return or increase in net present value; dividend payments to a parent entity; gross margins; gross margins minus expenses; operating margin; share price (including, but not limited to, growth measures and total shareholder return); expenses and expense targets; working capital targets relating to inventory and/or accounts receivable; planning accuracy (as measured by comparing planned results to actual results); comparisons to various stock market indices; comparisons to the performance of other companies; sales; working capital; franchise growth; market share; strategic business criteria (including, but not limited to, one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, reductions in errors and omissions, reductions in lost business, safety standards, management of employment practices and employee benefits, diversity goals, supervision of litigation and information technology, service or product quality, and quality audit scores); business expansion or consolidation (including, but not limited to, acquisitions and divestitures); productivity; same-store sales; customer counts; and customer satisfaction. Performance goals may be expressed in terms of Company-wide objectives or in terms of specific business units, regions, departments or functions.

Shares Available for Awards. The maximum, aggregate number of shares of Common Stock that may be issued under the Plan is (A) 4,400,000 shares (less any shares with respect to awards granted under the Prior Plan after February 28, 2021 and before May 19, 2021) plus (B) effective upon approval of the proposed amendment and restatement, [1,280,000] shares; subject to proportionate adjustment in the event of stock splits and similar events (see “Antidilution Adjustments” below).

In addition, if and to the extent that any awards granted under the Prior Plan terminate, expire, or are cancelled, cash-settled, or forfeited after May 19, 2021, the shares associated with such award will be added to the plan share reserve and become available for issuance under the Plan. Up to [5,680,000] shares may be awarded as incentive stock options under Section 422 of the Code.

Shares subject to awards under the Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will again become available for future grants of awards under the Plan. In addition, shares delivered or withheld to satisfy the tax withholding requirements with respect to any award other than a stock option or stock-settled SAR (e.g., for awards of restricted stock, RSUs, DSUs, and other stock-based awards, including performance awards) will again become available for future grants of awards under the Plan. However, (i) shares delivered by the participant or withheld from an award to satisfy tax withholding requirements with respect to a stock option or stock-settled SAR, and (ii) shares delivered or withheld to pay the exercise price of an option, will not be used to replenish the plan share reserve. The total number of shares covering stock-settled SARs or net-settled options will be counted against the plan share reserve, not just the net shares issued upon exercise. The Compensation Committee may grant awards under the Plan in substitution for awards held by employees, directors, or consultants of another entity who become employees, directors, or consultants of the Company as a result of a business combination, and such substitute awards will not count against the plan share reserve. No awards may be granted under the Plan after [DATE], the tenth anniversary of the effective date of the Plan’s amendment and restatement.

Non-Employee Director Limitations on Awards. No awards may be granted under the Plan during any one calendar year to a non-employee director that exceed, together with any cash compensation received for non-employee director service, (i) $500,000 for a non-employee director not serving as the Chairman, and (ii) $750,000 for a non-employee director serving as the Chairman, in either case based on the grant date fair value for accounting purposes in the case of stock options or SARs and based on the fair market value of the Common Stock underlying the award on the grant date for all other awards. The Plan permits disinterested members of the Board to make individual exceptions to this limit in extraordinary circumstances.

Repricing Prohibition. The Compensation Committee may not, without obtaining prior stockholder approval, reprice options or SARs. Repricing options or SARs includes: (i) changing the terms of an option or SAR to lower its exercise price or base price; (ii) taking any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an option or SAR at a time when its exercise price or base price is greater than the fair market value of a share in exchange for another award (unless such cancellation and exchange is in connection with a change in capitalization or similar event).

Treatment of Awards upon a Change in Control. Unless otherwise provided by the Compensation Committee:

•

Awards assumed or substituted by surviving entity. In the event of a change in control of the Company in which a successor entity assumes or otherwise equitably converts or substitutes awards under the Plan, if within two years after the effective date of the change in control, a participant’s employment is terminated without cause or the participant resigns for good reason (as such terms are defined in the Plan), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

Denny’s 2025 Proxy Statement	24

Approval of the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan

Summary of the Plan

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•

all performance-vesting awards will be deemed vested and earned based on the greater of (A) assumed target performance or (B) actual performance as measured immediately before the change in control, with a payout to the participant within 60 days following the date of termination of employment.

•

Awards not assumed or substituted by surviving entity. In the event of a change in control of the Company in which a successor entity fails to assume or otherwise equitably convert or substitute awards under the Plan:

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on participants’ outstanding awards will lapse; and

•

all performance-vesting awards will be deemed vested and earned as of the effective date of change in control based on the greater of (A) assumed target performance or (B) actual performance as measured immediately before the change in control, with a payout to participants within 60 days following the change in control.

As described below in the section entitled “Discretionary Adjustments,” the Compensation Committee may, in its discretion, take other actions with respect to outstanding awards in connection with a change in control.

Antidilution Adjustments. In the event of a transaction that causes the per-share value of the stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the plan share reserve under the Plan will be adjusted proportionately, and the Compensation Committee will make such adjustments to the Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Compensation Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding awards or the measure to be used to determine the amount of the benefit payable on an award; and (iv) any other adjustments that the Compensation Committee determines to be equitable. However, the Compensation Committee will not make any adjustments to outstanding options or SARs that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code. Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in shares, or a combination or consolidation of the outstanding stock into a lesser number of shares, the plan share reserve under the Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically, without the necessity for any additional action by the Compensation Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

Discretionary Adjustments. Upon or in connection with the occurrence of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, change in control, combination or exchange of shares), the Compensation Committee may, in its sole discretion, provide (i) that awards will be settled in cash rather than stock, (ii) that awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying stock, as of a specified date associated with the transaction, over the exercise or base price of the award, (v) that performance targets and performance periods for performance awards will be modified, or (vi) any combination of the foregoing. In addition, for each option and SAR with an exercise price or base price equal to or greater than the consideration offered in connection with any such transaction or event or change in control, the Company will not be required to make any payment to the person holding such option or SAR upon surrender of such option or SAR, and may cancel such option or SAR for no consideration. Such surrender shall take place as of the date of the transaction or event or change in control or such other date as the Compensation Committee may specify. The Compensation Committee’s determination need not be uniform and may be different for different participants whether or not such participants are similarly situated.

Amendments and Termination. The Board or the Compensation Committee may amend or terminate the Plan at any time without stockholder approval, except that if an amendment would, in the Board’s or the Compensation Committee’s reasonable opinion, materially increase the benefits accruing to participants, materially increase the number of shares available under the Plan, materially expand the class of participants eligible to participate in the Plan, materially extend the term of the Plan, expand the types of awards available under the Plan or otherwise constitute a material change requiring stockholder approval under applicable law or exchange listing requirements, then the Board shall seek stockholder approval of such amendment. In addition, the Board may seek stockholder approval for any other amendment for which Board or Compensation Committee in its discretion believes stockholder consent is necessary or advisable. No amendment may be made or action taken which would constitute the repricing of stock options or SARs without stockholder approval.

25

Approval of the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan

Summary of the Plan

No termination or amendment of the Plan may, without the written consent of the participant, adversely affect an outstanding award. At any time and from time to time, the Compensation Committee may amend, modify or terminate any outstanding award without approval of the participant; provided, however that, subject to the terms of the applicable award certificate or other provisions of the Plan, such amendment, modification or termination will not, without the participant’s consent, materially reduce or diminish the value of such award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an option or SAR for this purpose being calculated as the excess, if any, of the fair market value as of the date of such amendment or termination over the exercise price or base price of such Award). Notwithstanding the foregoing, amendments may be made to the Plan or outstanding awards to bring it or them into compliance with applicable law.

Limitations on Transfer; Beneficiaries. No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation or liability of the participant to any person other than the Company or an affiliate. No award may be assignable or transferable by a participant other than by will or the laws of descent and distribution, except for a not-for-value transfer of an award as permitted in the discretion of the Compensation Committee. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through a participant will be subject to all the terms and conditions of the Plan and any award certificate applicable to the participant.

Clawback Provision. Awards under the Plan are subject to recoupment under applicable law or Company policy, including the Company’s Incentive Compensation Clawback Policy and the Company’s Dodd-Frank Clawback Policy. In addition, the Plan gives the Compensation Committee the authority to provide in individual award certificates that a participant’s rights, payments and benefits thereunder are subject to recoupment or forfeiture upon the occurrence of certain specified events. The Plan provides that by accepting awards under the Plan, participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any award or amount paid under the Plan subject to clawback.

Miscellaneous. Awards do not give participants stockholder rights unless and until shares of Common Stock are issued to such participants. Awards do not entitle any employee of other service provider to continue in the service of the Company or its affiliates. Awards are subject to the Company’s policies on stock ownership, securities trading and hedging or pledging of securities, to the extent applicable.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to awards granted under the Plan depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

Nonstatutory Stock Options. There are no federal income tax consequences to the optionee upon the grant or vesting of a nonstatutory stock option under the Plan. When the optionee exercises a nonstatutory stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received upon exercise of the option at the time of exercise over the exercise price. Any gain (or loss) that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount the optionee received from the sale or disposition and the tax basis of the shares. The tax basis of the shares generally will be equal to the fair market value of the shares on the exercise date.

Incentive Stock Options. There will be no federal income tax recognized by the optionee at the time of grant or upon exercise, although taxable income may arise upon exercise for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain or loss in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be taxed as a short-term or long-term capital gain, depending on how long the shares were held.

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Approval of the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan

Federal Income Tax Consequences

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will generally be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The Company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

SARs. A participant receiving a SAR under the Plan will not recognize income at the time the award is granted or vests. When the participant exercises the SAR, the participant will recognize ordinary income in an amount equal to the amount of cash and the fair market value of any shares of Common Stock or other property received upon exercise of the SAR at the time of exercise. To the extent a SAR is share-settled, when a participant sells the shares, the participant will have short-term or long-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the fair market value of the shares on the exercise date.

Restricted Stock. A participant will generally not recognize income at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any cash consideration paid for the stock). A participant may also choose to file an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, and he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any cash consideration paid for the stock). If a participant has made an 83(b) election, then the holding period to determine whether a disposition of the shares results in a short-term or long-term capital gain or loss begins on the grant date and the tax basis is equal to the taxable value on the grant date. Otherwise, such holding period begins at the time of vesting or payout and the tax basis is equal to the fair market value at the time of vesting or payout. If a participant has made an 83(b) election and the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

RSUs and DSUs. A participant will not recognize income at the time an RSU or DSU award is granted or vests. Generally, upon receipt of shares of Common Stock (or the equivalent value in cash or other property) in settlement of an RSU or DSU award, a participant will recognize ordinary income equal to the amount of cash or fair market value of the shares or other property as of that date (less any cash consideration paid for the shares or property).

Other Stock-based Awards and Performance Awards. The U.S. federal income tax consequences of other stock-based awards and performance awards will depend upon the specific terms of each award.

Dividend Equivalents. No taxable income is recognized upon receipt of a dividend equivalent right. A participant will recognize ordinary income in the year in which a dividend equivalent, whether in cash, securities or other property, is paid to the participant. The amount of that income will be equal to the fair market value of the cash, securities or other property received.

Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld in connection with an award under the Plan. The Company may require such obligations to be satisfied through share withholding or the delivery by the participant to the Company of previously acquired shares.

Tax Consequences to the Company. Generally, all amounts taxable as ordinary income to participants under the Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to certain caps on the deductibility of executive compensation imposed by Section 162(m) of the Code.

New Plan Benefits

Awards under the Plan are determined by the Compensation Committee in its discretion, and it is therefore not possible to predict the number, name or positions of persons who will benefit from the proposed amendment and restatement of the Plan, if it is approved by stockholders, or the terms of any such benefits. For information regarding awards made under the Plan during the most recently completed fiscal year, see the “2024 Grants of Plan-Based Awards” and “2024 Director Compensation” sections in this proxy statement.

Vote Required

This proposal will be decided by a majority of votes cast on this matter. Abstentions and broker non-votes will not be counted in determining the number of shares voted “for” or “against” this proposal, and therefore will not affect the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DENNY’S CORPORATION AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This portion of the proxy statement provides a description of the compensation objectives and principles of our executive compensation program (the “CD&A”). This CD&A explains how compensation decisions are linked to our performance relative to our strategic goals and our efforts to drive stockholder value. This CD&A also provides our stockholders with insight into the deliberative process and the foundational compensation philosophies underlying the design of our named executive officers (“NEOs”) pay packages.

Generally, our executive compensation programs apply to all executive officers, but this CD&A is focused on the 2024 compensation decisions relating to our NEOs.

Name	Position
Kelli F. Valade(1)	Chief Executive Officer
Robert P. Verostek	Executive Vice President and Chief Financial Officer
Gail Sharps Myers	Executive Vice President, Chief Legal & Administrative Officer and Corporate Secretary
David P. Schmidt	President, Keke’s, Inc.
Christopher D. Bode	President and Chief Operating Officer, Denny’s, Inc.

(1)

Ms. Valade, the Company’s Chief Executive Officer, also served as President of Denny’s, Inc. from August 2023 through September 30, 2024. As previously announced, effective September 30, 2024, Christopher D. Bode joined the Company as President and Chief Operating Officer of Denny’s, Inc.

The CD&A is organized as follows:

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Executive Compensation

Executive Summary

Introduction.

This Executive Summary highlights key considerations that guided compensation decisions this past fiscal year. Please review the complete proxy statement, including the remainder of this CD&A section before you vote on the Advisory Vote on Executive Compensation in Proposal 3.

Navigating the Opportunities and Challenges of Fiscal 2024.

Denny’s same-store sales started the year down 1.3% in the first quarter of 2024, as we rolled over positive 8.4% from the previous year. Sales then steadily improved sequentially each quarter, culminating in a positive 1.1% in the fourth quarter on top of 1.3% growth in the fourth quarter of 2023. Similarly, same-store sales at Keke’s started the year down 3.6% in the first quarter, before steadily improving to positive 3.0% in the fourth quarter of 2024. Importantly, Denny’s sales outperformed industry benchmarks in all four quarters, and Keke’s sales outperformed benchmarks in the final two quarters of the year.

After multiple years of unprecedented inflation, we began to experience some relief as growth in commodity and labor costs started to moderate from historic highs. We gained market share from quick-service competitors in California by remaining diligent with our pricing as we successfully navigated the adoption of AB1228. At a time when consumers have been expressing growing concern about the cumulative effects of inflation, we reinforced Denny’s value leadership position in the market with the successful relaunch of our $2 $4 $6 $8 value menu. Not only are the price points compelling to our guests, but this redesigned signature value platform also delivers greater profitability for our franchise and company operated restaurants.

Beyond value, we continue to meet our guests’ need for greater convenience and variety through our off-premises business. Many in the industry have experienced sales declines in this channel, yet our off-premises business has remained consistently strong at approximately 20% of total sales. During 2024, we launched our third virtual brand, Banda Burrito, to approximately 1,000 restaurant locations. We continue to make meaningful investments in our digital infrastructure to drive organic digital sales growth for today while also building a foundation for enhancements well into the future.

As we continue the long-term transformation of the Denny’s brand, we are also focused on expanding Keke’s Breakfast Cafe into new markets. The strong leadership team at Keke’s opened a record 12 new cafes during 2024, more than any other year since the brand’s inception. With a footprint previously limited to Florida, we expanded into five additional states, including California, Colorado, Nevada, Tennessee, and Texas. We secured additional development commitments and now have a development pipeline of approximately 140 franchise cafes to help fuel accelerating growth moving forward. The Keke’s system increased marketing investments in 2024, culminating in the brand’s first ever paid media campaign. New media and a new beverage program including mimosas, bellinis and sangrias are driving incremental traffic and check growth.

Finally, we hosted our first ever investor day featuring our ‘Rise of a New Day’ theme and detailing our long-range growth plans for each brand. While the industry operating environment may have been challenging in 2024, the strength of our leadership teams, franchise partners, and restaurant operators, combined with sound strategies contributed to our ability outpace industry benchmarks. We are excited to build on this momentum toward the achievement of our long-range growth plans.

Our Executive Compensation Program Was Designed to Align Pay Outcomes with Performance..

Key features of the 2024 program included:

•

Annual incentive compensation under the 2024 Corporate Incentive Plan (“CIP”), which focused on financial performance measured for the full fiscal year. Goals for the 2024 CIP were purely financial in nature (Adjusted EBITDA and Domestic System-Wide Same Restaurant Sales) and more heavily weighted to profit.

•

Based on 2024 performance against goals, the 2024 CIP covering corporate officers (including the NEOs other than Mr. Bode and Mr. Schmidt) paid out at 54.1% of target. The 2024 CIP for the Keke’s brand (covering Mr.Schmidt) paid out at 0%. The 2024 CIP for Denny’s brand (covering Mr Bode) paid out at 60.2%. As mentioned above, because the CIP performance goals and outcomes were objective and quantifiable, no Committee discretion was used to influence the calculated payout.

•

Long-term incentive awards delivered through a mix of performance share units (“PSUs”), representing 50% of the total award value, to be earned based on our relative total stockholder return (“TSR”) a over a three-year period (2024-2026), and time-vesting restricted stock units (“RSUs”), representing 50% of the total award value, vesting annually over three years. The 2024 PSUs also feature an absolute TSR payout cap, which caps the final payout at target if Denny’s absolute TSR is negative over the performance period regardless of relative positioning.

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Executive Compensation

Fiscal Year 2024 Executive Compensation Overview

Our Historical Pay-for-Performance Alignment. The following graph shows the CEO’s target bonus opportunity compared to the CEO’s actual bonus earned over the last three years, which demonstrates the Company’s pay for performance philosophy in action. There is alignment between the Company’s TSR performance and the CEO’s bonus payouts over this period, during which the Company’s TSR performance was at the 22nd percentile of its current peer group, and 3-year average bonus payouts were 64% of target. In the graph below, the amounts for Ms. Valade, who has been our CEO since June 2022, have been prorated for her partial year of service in 2022.

CEO 3-YEAR TARGET & ACTUAL BONUS / DENN INDEXED TSR

DENN Indexed TSR
2022
Actual bonus is 70% of target bonus
2023
Actual bonus is 68% of target bonus
2024
Actual bonus is 54% of target bonus
$150
$100
$50
$0
INDEXED TSR
$464
$325
$906
$615
$938
$508
Target Bonus
Actual Bonus
Target Bonus
Actual Bonus
Target Bonus
Actual Bonus

Bonus amounts in $000s; actual bonuses as earned under the CIP and reflected in the Non-Equity Incentive Plan Compensation column of the SCT

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Executive Compensation

Key Compensation Practices and Governance Policies. Our executive compensation program is designed with best governance practices in mind.

What We Do	What We Don’t Do

Pay for Performance. Performance-based pay represents a significant portion of our NEOs’ target total direct compensation.	No Employment Agreements. We have no employment agreements with our NEOs (excluding offer letters for initial hire).

Clawback Policies. We maintain two clawback policies for the recovery of certain incentive compensation awards.	No Excessive Risks. Annual risk assessment of executive compensation program to ensure no excessive risk taking.

Balanced Mix of Performance Goals. The performance goals for our incentive awards focus on both near-term and long-term goals.	No Excessive Change of Control Payments. Cash change of control payments do not exceed two times annual target cash compensation.

Maximum Payout Caps. Our CIP and PSU awards maintain maximum payout caps to avoid excessive payments and risk taking.	No Executive Pension Plans or SERPs. We only maintain a deferred compensation plan and a standard 401(k) plan.

Robust Stock Ownership Guidelines. See below for more details.	No Excise Tax Gross Ups. We do not provide for “golden parachute” excise tax gross ups.

Independent Compensation Consultant. Our Compensation Committee directly retains an independent compensation consultant.	No Hedging or Pledging. All employees, including our NEOs, and our directors, are prohibited from engaging in hedging or pledging our stock.

Annual Advisory Say-on-Pay Vote. We hold an annual advisory say-on-pay vote.

Consideration of Previous Say-On-Pay Vote

Our Say-on-Pay vote results over the past three years demonstrate consistently strong stockholder support for our executive compensation program, as summarized in the table below:

Say On Pay	2024	2023	2022

Percentage in Favor(1)	97.25%	97.07%	97.9%

(1)	As a percentage of the votes cast for and against not including votes abstained and broker non-votes.

The Board and the Compensation Committee appreciate and value the views of our stockholders. In considering the results of the 2024 advisory say-on-pay vote, the Compensation Committee concluded that the compensation paid to our NEOs and the Company’s overall pay practices have strong stockholder support.

Future advisory votes on executive compensation will serve as an additional tool to guide the Compensation Committee in evaluating the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders.

At the 2023 annual meeting of stockholders, our stockholders expressed a preference that advisory votes on executive compensation occur annually. Consistent with this preference, the Board determined to continue having an advisory vote on executive compensation every year until the next required advisory vote on the frequency of stockholder votes on the compensation of executive officers.

Executive Compensation Program Structure – Objective and Design

The Compensation Committee has developed compensation programs for the Company’s NEOs with guidance and analysis from its independent consultant, FW Cook. We design our executive compensation program to drive the creation of long-term stockholder value. We do this by tying compensation to the achievement of performance goals that promote the creation of stockholder value and by designing compensation to attract and retain high-caliber executives in a competitive market for talent.

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Executive Compensation

We aim to provide compensation opportunities that take into account compensation levels and practices of our peers. For a more detailed description of the peer groups we use for compensation purposes, see the discussion under the heading, “Peer Group and Competitive Market Data” set forth below. Total direct compensation is comprised of a mix of variable and fixed compensation that is heavily weighted toward variable performance-based compensation. Our performance-based compensation includes a short-term performance-based annual incentive award and longer-term equity awards that deliver value based on stock price performance and, in the case of PSUs, whose vesting depends on meeting performance goals. The overall design objectives of our compensation programs are to attract, develop, motivate and retain top-quality leadership talent, while ensuring that their interests are aligned with the interests of our stockholders and that their efforts are focused on the Company’s key strategic objectives. When evaluating and designing compensation programs, the Compensation Committee reviews market survey data, proxy statements filed by our restaurant peer group companies, and industry compensation practices. The following table sets forth the elements of total direct compensation in 2024 and objectives and key features of each element.

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Executive Compensation

Objectives and Key Features

Base Salary

Objectives: Provide competitive fixed pay to balance performance-based risk

Key Features:

• Based on experience, tenure, individual performance, and internal pay equity

• Reviewed annually and potentially adjusted to reflect individual and Company performance, as well as overall market conditions

Annual Cash Incentives

Objectives: Reward executives for driving superior operating and financial results over a one-year timeframe, creating a direct correlation between business success and financial reward

Key Features:

• Target bonus for each NEO based on a percentage of base salary

• Payout based on achievement against objective and quantifiable financial and strategic goals, measured over the fiscal year, subject to a cap (200% of target for 2024). (Payout at 54.1% of target for 2024 for Denny’s Corporate; payout at 0.00% of target for Keke’s brand; payout at 60.2% of target for Denny’s brand)

Long-Term Equity Incentives Generally

Objectives: Offer competitive long-term incentive compensation opportunity that will (i) reward executives for longer-term Company profitability and growth, (ii) align our executives’ interests with the interests of our longer-term stockholders, and (iii) encourage executive retention

Key Features:

• Annual grants with a target award value for each NEO based on a percentage of base salary

• Awarded as a balanced mix of PSUs and time-vesting RSUs; for 2024 awarded 50% as PSUs and 50% as RSUs

PSU Awards (50% of 2024 Long-Term Incentive Award Value)

Key Features:

• Earned based on performance over a three-year performance period, ranging from 0% to 200% of the target award

• Performance measures established based on business priorities and market conditions, for 2024-2026 PSUs performance goals based on one metric, relative TSR performance against the companies in the S&P 600 Consumer Discretionary Index

• Final payout capped at target on the TSR element of the PSUs if our absolute TSR is negative over the performance period

RSU Awards (50% of 2024 Long-Term Incentive Award Value) Key Features: • Annual vesting over three years based on continued service to the company

In connection with the recruitment of Mr. Bode to rejoin our Company as President and Chief Operating Officer of Denny’s, Inc., we entered into an offer letter that set his 2024 salary level and target award level for annual and long-term incentives. The offer letter also provided additional 2024 compensation for Mr. Bode necessary to induce him to accept our offer and to make up for lost compensation opportunities forfeited by his prior employer, including (i) a $250,000 sign-on bonus (subject to a repayment obligation if he resigns or is terminated for cause withing two years after his start date), (ii) a $400,000 incentive award for 2024 (based on the annual incentive award he was forfeiting from his prior employer and in addition to a prorated incentive award opportunity for 2024 under our Corporate Incentive Plan discussed below), and (iii) a new hire restricted stock unit award valued at $600,000 scheduled to cliff-vest on the second anniversary of his start date.

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Executive Compensation

During 2024, our NEOs were provided with other benefits and perquisites that include benefits generally available to other salaried employees, such as retirement, health care, and relocation assistance designed to provide financial safeguards to executives, together with limited perquisites such as car and telecommunication allowances that have a direct business purpose.

Each of these compensation elements is described and analyzed in further detail in the tables and narrative that follow. Additionally, under limited circumstances, discretionary bonuses and other awards may be utilized to recognize individual performance or for inducement during the hiring process. Such awards are intended to reward extraordinary performance and attract top executive talent while retaining executives through long-term vesting and potential wealth accumulation. The Compensation Committee generally targets market median along with the consideration of other factors when determining the appropriate level and amount of these compensation elements for each of our executive officers.

Peer Group and Competitive Market Data

We use peer groups to benchmark our compensation against comparable companies and for different components of our overall compensation program to ensure they are competitive and delivering compensation in line with performance.

The “Compensation Peer Group” is used to ensure that our executive officer compensation is competitive in the marketplace. Consequently, we benchmark our executive compensation to that of the Compensation Peer Group. The Compensation Committee uses peer group data as one reference point when setting base salary, target annual and long-term incentives and total compensation. Actual incentive compensation payouts will depend largely upon the Company’s performance versus our operating plan budgets and in part upon our performance relative to our Compensation Peer Group. Again, the design drives pay for performance. We believe this approach allows the Company to recruit the best talent for the organization and pay for performance. The Compensation Committee reviews at least annually the Compensation Peer Group to confirm that it continues to be an appropriate benchmark. While we believe that our Compensation Peer Group is representative of the market in which we compete for talent, the composition of our Compensation Peer Group has changed over time. For 2024, our Compensation Peer Group is comprised of the following companies:

COMPENSATION PEER GROUP

BJ’s Restaurants, Inc.	El Pollo Loco Holdings, Inc.	Red Robin Gourmet Burgers, Inc.

Bloomin’ Brands, Inc.	Fiesta Restaurant Group, Inc.	Shake Shack Inc.

Brinker International, Inc.	Jack in the Box, Inc.	Texas Roadhouse, Inc.

Cracker Barrel Old Country Store, Inc.	Noodles & Company	The Cheesecake Factory Incorporated

Dine Brands Global, Inc.	Potbelly Corporation	Wingstop Inc.

How Peer Companies are Determined. The Compensation Committee determines the Compensation Peer Group, taking into account input from the independent compensation consultant and considers a variety of selection criteria, including:

•	Industry: U.S.-based, publicly traded, restaurant companies, with casual dining focus

•	Franchised organization: Target restaurants with franchised sales representing a large portion of system-wide sales/units

•	Annual system-wide sales: Ranging from approximately one-third to three times Denny’s annual system-wide sales

•	Market capitalization: Ranging from approximately one-third to three times Denny’s market capitalization

•	Direct competitors: For business and management talent

Why We Use System-Wide Sales and Not Corporate Revenues When Selecting Peer Companies. We believe system-wide sales is the best measure of company size and complexity for a highly-franchised business model like ours. Although we do not own and operate most of the Denny’s restaurants, we do own the Denny’s brand, develop and help execute the overall strategy for the entire system of Denny’s restaurants, manage all research and development with respect to menu offerings, pricing and restaurant décor, provide site selection and restaurant development services to our franchise partners, and guide and recommend the adoption of technology, work processes, and staffing models that positively affect the customer experience over our entire system of restaurants. Our corporate revenue alone does not capture the full scope and complexity of effectively managing the Denny’s organization. Furthermore, we compete for talent with companies of comparable size, regardless of their business model (company-owned vs. franchised), and therefore, believe system-wide sales is the proper basis for selecting peer companies for compensation benchmarking purposes. However, as mentioned above, we also consider other important measures when selecting our restaurant peer group, including industry focus, business model, and market capitalization.

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Executive Compensation

Use of Competitive Market Data. The Company strives to provide total pay opportunities that are within a competitive range relative to the median of our restaurant peer group and that are aligned with survey-based data. Company incentive plans are designed to have significant differentiation in payouts based on performance. As a result, actual compensation payouts are intended to be market appropriate and performance aligned. Benchmark data is only one of many factors that we consider when making pay determinations. Other important factors include, but are not limited to, Company performance, individual executive performance, internal equity among our leadership team, executive tenure, retention priorities, and succession planning. The Compensation Committee annually analyzes tally sheets for each NEO (as further described in the “Compensation and Incentives Committee” section of this Proxy Statement). This review helps ensure that (i) executive compensation decisions are aligned with stockholder interests, (ii) termination provisions are appropriate and aligned with market practices, and (iii) the value of executive share holdings and unvested incentives aligns with changes in stockholder value.

Base Salary

How Amounts are Determined. In general, the Compensation Committee considers a variety of factors when setting base salaries for executive officers, including market information, experience, tenure with the Company, individual performance, and internal pay equity. The Compensation Committee annually reviews the performance and scope of responsibility of our NEOs to determine whether adjustments to base salaries are appropriate in light of individual and Company performance, as well as overall market conditions and peer proxy data.

Salary Adjustments for 2024. Adjustments to the annual base salaries of our NEOs in fiscal year 2024 were as follows:

Named Executive Officer	2023 Base Salary	2024 Base Salary	Percent Change

Kelli F. Valade	$910,000	$942,000	3.5%

Robert P. Verostek	$515,000	$533,025	3.5%

Gail Sharps Myers	$490,000	$512,050	4.5%

David P. Schmidt(1)	—	$510,000	—

Christopher D. Bode	—	$600,000	—

(1)	Mr. Schmidt qualified as an NEO for the first time in 2024.

Annual Cash Incentives - 2024 CIP

Target Incentive Opportunities. The Compensation Committee adopted the Company’s 2024 Corporate Incentive Plan (the “CIP”), providing our NEOs and other eligible employees with an opportunity to earn an annual cash incentive based on the Company’s achievement of specified performance objectives. The CIP for 2024 included three subplans, one covering corporate employees that included the combined performance of the Denny’s and Keke’s brands (the “Corporate CIP”), and separate subplans for the Denny’s brand (the “Denny’s CIP”) and the Keke’s brand (the “Keke’s CIP”). The NEOs other than Mr. Schmidt and Mr. Bode participated in the Corporate CIP. Mr. Schmidt participated in the Keke’s CIP and Mr. Bode participated in the Denny’s CIP.

Under the CIP, each of our participating NEOs was eligible to earn a target incentive award (“Target Award”) equal to a percentage of his or her base salary earned during fiscal year 2024, with the percentage varying depending on position. Target Awards were determined by the Compensation Committee based upon a review of competitive market practices and internal equity, including published survey data and proxy information from our Compensation Peer Group. The Target Awards for 2024 were as follows:

Executive Officer	Target Award (% of Base Salary)

Kelli F. Valade	100%

Robert P. Verostek	80%

Gail Sharps Myers	80%

David P. Schmidt	90%

Christopher D. Bode	90%

Performance Goals. Each of the CIP subplans provide for payouts earned based primarily on the performance of pre-established, objective financial performance goals, with payouts ranging from 0% of the Target Award (for below threshold performance) to 200% of the Target Award (for maximum or better performance).

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Executive Compensation

Performance Goals — Corporate CIP. For 2024, the Compensation Committee approved two key financial performance goals for the Corporate CIP, as follows:

2024 Corporate CIP Program

Goals/Objectives	Weighting

Domestic System-Wide Same Restaurant Sales	25%

Adjusted EBITDA	75%

Domestic System-Wide Same Restaurant Sales measures the percentage change in gross sales from domestic restaurants open in both the current and previous year in both the Denny’s and Keke’s brands. Adjusted EBITDA is a profitability metric that looks at earnings before deducting interest, taxes, depreciation and amortization. Please refer to the reconciliation of Adjusted EBITDA in Appendix A to the Proxy Statement. Under the CIP, we had to achieve at least 80% of the Adjusted EBITDA metric to be eligible for an award in any metric. The Compensation Committee selected these measures to balance accountability for delivering both sales growth and profitability through appropriate cost management.

Performance Goals – Denny’s CIP. For 2024, the Compensation Committee approved two key financial performance goals for the Denny’s CIP, as follows:

2024 Denny’s CIP Program

Goals/Objectives	Weighting

Denny’s Domestic System-Wide Same Restaurant Sales	25%

Denny’s Brand Adjusted EBITDA	75%

These measures are the same as under the Corporate CIP but focused solely on performance of the Denny’s brand. The Denny’s brand Adjusted EBITDA is measured in the same manner as overall Adjusted EBITDA under the Corporate CIP, except focused on earnings generated by the Denny’s brand before deducting a proportionate share of interest, taxes, depreciation and amortization attributed to the Denny’s brand.

Performance Goals – Keke’s CIP. For 2024, the Compensation Committee approved three key financial performance goals for the Keke’s CIP, as follows:

2024 Keke’s CIP Program

Goals/Objectives	Weighting

Keke’s Domestic System-Wide Same Restaurant Sales	33.3%

Keke’s Brand Adjusted EBITDA	33.3%

New Cafe Openings	33.3%

The first two measures are the same as under the Corporate CIP but focused solely on performance of the Keke’s brand. The Keke’s brand Adjusted EBITDA is measured in the same manner as overall Adjusted EBITDA under the Corporate CIP, except focused on earnings generated by the Keke’s brand before deducting a proportionate share of interest, taxes, depreciation and amortization attributed to the Keke’s brand. New Cafe Openings measures the number of new system-wide Keke’s restaurants opened during the year. The Compensation Committee added this measure and used the weightings above to place greater emphasis for Keke’s on investments in brand growth and improved same restaurant sales.

Performance Results. Because the CIP performance goals and outcomes were objective and quantifiable, no Compensation Committee discretion was used to influence the calculated payout for the NEOs under any of the 2024 CIP subplans.

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Executive Compensation

For the Corporate CIP for 2024 (applicable to each of the NEOs other than Mr. Schmidt and Mr. Bode), a total of 54.1% of the target annual cash incentives were earned based on performance against the financial performance measures described above, as follows:

For the Denny’s CIP for 2024 (applicable to Mr. Bode), a total of 60.2% of the target annual cash incentives were earned based on performance against the financial performance measures described above, as follows:

37

Executive Compensation

For the Keke’s CIP for 2024 (applicable to Mr. Schmidt), all three financial performance measures described above performed below threshold, resulting in no payout, as follows:

2024 CIP Payouts. Based on these results, payouts under the CIP to our participating NEOs for 2024 were as shown in the following table. These amounts are included as 2024 compensation under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Executive Officer	Target Opportunity(1)	Annual Target Award(2)	Actual Payout

Kelli F. Valade	100%	$938,308	$507,625

Robert P. Verostek	80%	$424,757	$229,793

Gail Sharps Myers	80%	$407,605	$220,514

David P Schmidt	90%	$455,366	$ 0

Christopher D. Bode	90%	$120,462	$ 72,518

(1)	As a percentage of a participant’s base salary earned during fiscal year 2024.

(2)

The Annual Target Award is based upon the NEO’s base salary earned during the year and reflects changes, if any, to their base salaries during fiscal year 2024 pursuant to the terms of the 2024 CIP and is prorated for partial years of service, if applicable.

Long-Term Equity Incentives

Overview. A key component of the total compensation package of our NEOs is a long-term equity incentive program (“LTIP”) designed to meet the following objectives:

•	Reward long-term Company profitability and growth

•	Promote increased stockholder value and align our executives’ interests with the interests of our stockholders

•	Offer competitive awards aligned with market practice

•	Promote stock ownership among executives

•	Encourage a long-term perspective among executive officers

•	Provide an incentive for executives to remain with the Company

LTIP Design for 2024. For 2024 the Long-Term Incentive Plan uses only one performance metric, relative TSR. The relative TSR metric aligns our Senior Management team goals with the our investors goals of increasing the equity performance relative to our peer group. Our 2024 LTIP program utilizes a balanced mix of PSUs and RSUs:

•

50% – PSUs earned based on our relative TSR measured over a three-year period (2024-2026) against the S&P 600 Small-Cap Consumer Discretionary Index. PSU awards in recent years, including for 2022-2024 and 2023-2025, included a separate,

Denny’s 2025 Proxy Statement	38

Executive Compensation

equally weighted measure based on earnings per share growth. We did not include that measure in the 2024-2026 PSUs because we wanted to create alignment by using the relative TSR metric to align our senior management team goals and our shareholders interest to increase sustainable growth in stock price.

•	50% – Time-vested RSU award with one-third vesting in each year of the three-year period.

The relative TSR payout is based on the following performance goals:

Degree of Performance	Denny’s TSR Performance Ranking vs. Index	Payout as a % of Target(1)

Below Threshold	<25th %ile	0%

Threshold	25th %ile	50%

Target	50th %ile	100%

Maximum	75th %ile	200%

(1)	Linear interpolation utilized to determine payouts which fall between given points on this scale.

The PSUs include an absolute TSR payout cap, which is designed to cap the final payout at target if Denny’s absolute TSR is negative over the performance period regardless of relative positioning.

TSR for the PSUs means (ending stock price – beginning stock price + reinvested dividends) / beginning stock price, using a 20-day average for beginning and ending stock prices. Denny’s TSR performance will be measured against the TSR of the S&P 600 Small-Cap Consumer Discretionary Index at the end of the three-year performance period to determine the payout level.

Fiscal Year 2024 LTIP Grants. The Compensation Committee approved LTIP grants to selected employees, including our NEOs, in the first quarter of 2024. When considering the 2024 LTIP grants, the Compensation Committee started with an intended target value for each NEO, which was based on a percentage of his or her base salary, as follows:

Executive Officer	Target LTIP (% of Base Salary)	Target $

Kelli F. Valade	315%	$2,967,300

Robert P Verostek	150%	$799,538

Gail Sharps Myers	150%	$768,075

David P. Schmidt	175%	$892,500

Christopher D. Bode	175%	$0

The intended target value of each NEO’s LTIP was then divided by the Company’s average closing market price per share for the last 20 trading days of the Company’s 2023 fiscal year. 50% of the resulting amount represented the number of PSUs granted at target and 50% represented the number of RSUs granted. For more information regarding 2024 LTIP grants to our NEOs, please see the “2024 Grants of Plan-Based Awards” section elsewhere in this Proxy Statement.

2022 PSU Performance, Results and Payout. Under the terms of the 2022 LTIP, the number of PSUs earned was based 50% upon relative TSR and 50% upon Adjusted EPS Growth, in each case, over a period of three fiscal years ended December 25, 2024.

The Company’s TSR for this period was 0%, which ranked in the 22nd percentile compared to the S&P 600 Small-Cap Consumer Discretionary Index peer group, resulting in a payout of 0% of target for the relative TSR portion of the PSUs based on the scale set forth below:

Degree of Performance	Denny’s TSR Performance Ranking vs. Peers	Payout as a % of Target (1)

Below Threshold	<25th %ile	0%

Threshold	25th %ile	50%

Target	50th %ile	100%

Maximum	>75th %ile	200%

(1)	Linear interpolation utilized to determine payouts which fall between given points on this scale.

39

Executive Compensation

The Adjusted EPS Growth portion of the PSUs measured performance against annual growth in Adjusted EPS over fiscal years 2022, 2023 and 2024 based on annual growth goals established by the Compensation Committee for each of the three years. At the end of the three-year performance period, the payout for this portion of the PSUs was determined based on the average of the payouts earned for each of the three years in the performance period. The Company’s Adjusted EPS Growth for each year during the performance period, the applicable payout percentage for such year, and the average of the three year payout percentages are shown below:

2022-2024 PSU Performance Results - Adjusted EPS Growth
Year	Actual Results	Threshold 8%	Target 18%	Maximum 28%	EPS Growth	Achievement
2021	$0.50
2022	$0.52	$0.54	$0.59	$0.64	4.0%	0.0%
2023	$0.59	$0.56	$0.61	$0.67	13.5%	80.0%
2024	$0.54	$0.64	$0.70	$0.76	(8.5)%	0.0%
						26.7%

Accordingly, based on the performance referenced above, the 2022-2024 PSUs paid out to our participating NEOs at 13.35% of target. as follows:

Executive Officer	Target 2022 PSUs	Earned 2022 PSUs(1)
Kelli Valade	138,997	18,557
Robert P Verostek	28,540	3,811
Gail Sharps Myers	23,532	3,142
David P. Schmidt	17,012	2,272
Christopher D. Bode(2)	21,280	635

(1)	PSUs are payable on a one-for-one basis in shares of Common Stock, net of shares withheld for tax withholding.

(2)

Mr Bode is eligible for “rule of 70” retirement treatment for the 2022 grant due to his termination in September 2022, which provides for continued, prorated vesting subject to actual performance results. The payout was based on his active days during the performance period and the plan performance.

Benefits and Perquisites

In General. The Company’s executives are eligible to participate on the same basis as other salaried employees in health and welfare plans, qualified retirement and savings plans, and other benefit plans intended to provide a financial safety net of coverage for various significant life events, such as death, disability and retirement. Along with other members of the management team, our NEOs also participate in a non-qualified savings plan intended to allow them to contribute to a deferred compensation plan without regard to IRS limits on the amount of earned compensation that can be voluntarily deferred into a 401(k) retirement plan. Our NEOs also receive certain perquisites, including telecommunication allowances, car allowances and reimbursement for executive physicals. . These perquisites serve a business purpose, are limited in value, and are consistent with those of restaurant companies and other companies of similar size.

401(k) Plan. Generally, all employees are eligible to participate in the Company’s 401(k) plan, to which participants are able to elect to contribute up to 25% of their compensation. The plan utilizes a “safe harbor” plan design, allowing the Company match up to a maximum of 4% of compensation deferred by participants.

Deferred Compensation Plan. A non-qualified deferred compensation plan is offered to certain employees. This plan allows participants to defer up to 50% of their annual salary and up to 75% of their bonus, on a pre-tax basis. Deferrals of earned PSUs were previously permitted, but are no longer allowed.

For more information regarding the deferral of compensation under the Company’s deferred compensation plan for our NEOs, please see the “2024 Nonqualified Deferred Compensation” section elsewhere in this Proxy Statement.

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Executive Compensation

Post-Termination Payments

In General. All of our executive officers participate in the Denny’s Corporation Executive Severance Pay Plan (the “Severance Plan”). The Severance Plan was originally adopted in January 2008 and was last amended and restated on August 30, 2023. The Severance Plan provides severance payments and benefits to our NEOs in a consistent manner. In the event of a participant’s employment termination without cause or for good reason (as such terms are defined in the Severance Plan), the Severance Plan provides for, among other items, salary continuation and health benefits for 12 months (24 months for the CEO). Under the Severance Plan’s change in control provisions: (i) the Company’s chief executive officer, president and any executive vice presidents are entitled to an enhanced lump sum severance payment equal to two times base salary and CIP target bonus plus health benefits for 24 months, and (ii) the Company’s senior vice presidents receive a lump sum payment equal to one times base salary and CIP target bonus. Two events (i.e., a “double trigger”) must take place – a change in control of the Company and a qualifying associated termination of the employee – before a participant is entitled to these enhanced benefits. Under the Severance Plan, no benefits are payable following a termination for cause or voluntary termination (resignation without good reason).

We provide involuntary termination severance benefits to protect individuals from events outside their control and to offer compensation packages similar to those commonly found in the market in which we compete for executive talent. Furthermore, we provide enhanced benefits in the event of a change in control to protect against disruption during change in control activities. Potential benefits under the Severance Plan for our NEOs are discussed further under the section entitled “Summary of Termination Payments and Benefits” in this Proxy Statement.

Compensation and Corporate Governance Best Practices

Stock Ownership Guidelines. The Company has stock ownership guidelines for its directors and executive officers. The guidelines were originally effective January 25, 2011, and most recently amended effective August 28, 2024 to add an ownership requirement to officers and key leaders of the Company’s subsidiaries.

Required stock ownership/retention levels for directors and officers is based upon the following multiples(1):

Multiple
Non-Employee Directors	5 X annual cash board retainer
Tier 1(2)	5 X annual base salary
Tier 2(3)	3 X annual base salary
Tier 3(4)	1 X annual base salary

(1)	Any executive officer who is also a member of the Board will be required to maintain the ownership level set for his or her executive officer position.

(2)	Tier 1 means the Company’s Chief Executive Officer and President (currently, Ms. Valade).

(3)

Tier 2 means each Executive Vice President of the Company and any other key leader of the Company’s subsidiaries who is designated in Tier 2 by the Compensation Committee (currently, each NEO other than Ms. Valade).

(4)	Tier 3 means each Senior Vice President or Vice President of the Company and any other key leader of the Company’s subsidiaries who is designated in Tier 3 by the Compensation Committee.

Each officer and director is expected to attain and thereafter maintain their required stock ownership level within five years from the date on which an individual becomes subject to the guidelines. Once a required ownership level is attained, an individual is expected to maintain such level. If, during the initial five-year compliance period or anytime thereafter, an officer or director has not met the minimum ownership requirement based on the stock price value used for the most recent annual measurement date, the individual must retain fifty percent (50%) of net after-tax shares received from awards under the Company’s equity compensation plans until the minimum ownership requirement under the guidelines is satisfied.

For purposes of measuring compliance with these ownership guidelines during a year, share value will be based on the average closing price of the Company’s stock for each trading day during the last 30 days of the preceding fiscal year. The following sources will be included in the calculation:

•	Shares of common stock owned outright by the director/officer or their immediate family members residing in the same household.

•	Shares of common stock held in trust for the benefit of the director/officer or their immediate family members residing in the same household.

41

Executive Compensation

•	Unvested and vested time-vesting RSUs.

•	Vested PSUs (i.e., unvested PSUs do not count).

•	Vested Deferred Stock Units.

•	Shares of common stock acquired upon exercise of a stock option (i.e., unexercised stock options do not count, although none of the directors or NEOs currently hold any stock options).
All of our directors and officers who are subject to the stock ownership guidelines are in compliance with the guidelines or are in the applicable five-year compliance period.
Compensation Clawback Policy -
We maintain two clawback policies. One policy was adopted as required by the SEC and Nasdaq listing rules for compliance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. This policy generally provides that the Compensation Committee must, in the event of an accounting restatement, seek recovery of performance-based cash and equity incentive compensation received by an executive officer that exceeds the amounts that would have been paid based on the restated results. We also maintain a separate, more broadly applicable clawback policy that covers all employees, applies to all cash and equity compensation (including time-vesting awards) other than salary and takes into account potential fraud or misconduct by an employee in connection with an accounting restatement, with a more discretionary application of the clawback requirements.
Anti-Hedging Policy.
Directors, executive officers and other employees are prohibited from engaging in hedging transactions with respect to our securities. “Hedging transactions” can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Because hedging transactions might permit a director, executive officer or other employee to continue to own our securities, whether obtained through our equity compensation plans or otherwise, without the full rewards and risks of ownership, such hedging transactions are prohibited.
Anti-Pledging Policy.
The Company has a policy that prohibits executive officers and directors (except under limited circumstances) from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Timing of Equity Awards.
While
we do not have a formal policy regarding the timing of equity awards, we normally approve annual awards of PSUs and RSUs to our NEOs at a regularly scheduled Compensation Committee meeting early in the fiscal year with a grant date on the date of the meeting. Awards to other employees, including for annual incentive awards, new hire awards, retention awards, etc., are made only with advanced approval. We do not make equity compensation awards in anticipation of the release of material, non-public
information. Similarly, we do not time the release of material, non-public
information based on equity award grant dates for the purpose of affecting the value of any such award.

Denny’s 2025 Proxy Statement	42

Executive Compensation

2024 Summary Compensation Table

The following table sets forth the compensation paid to, or earned by, the Company’s NEOs for the fiscal years shown below.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Kelli F. Valade	2024	938,308	—		3,768,506	(2)	507,625	(4)	43,038	(5)	5,257,477
Chief Executive Officer	2023	905,962	—		3,769,067		615,148		72,911		5,363,088
	2022	464,423	150,000	(1)	2,450,288		325,096		37,534		3,427,341

Robert P. Verostek	2024	530,946	—		1,015,422	(2)	229,793	(4)	32,580	(5)	1,808,741
Executive Vice	2023	510,385	—		1,015,742		277,241		31,691		1,835,059
President and	2022	470,386	—		868,827		263,416		24,254		1,626,883
Chief Financial Officer

Gail Sharps Myers	2024	509,506	—		975,465	(2)	220,514	(4)	32,136	(5)	1,737,621
Executive Vice President,	2023	487,693	—		966,439		264,915		34,446		1,753,493
Chief Legal &	2022	464,809	—		716,393		260,293		35,778		1,477,273
Administrative Officer and
Corporate Secretary

David P. Schmidt(7)	2024	505,962	—		1,133,478	(2)	—		29,553	(5)	1,668,993
President, Keke’s Inc.

Christopher D. Bode	2024	133,846	650,000	(1)	610,409	(3)	72,518	(4)	17,718	(5)	1,484,491
President and	2023	—	—		—		—		294,231	(6)	294,231
Chief Operating Officer,	2022	347,464	—		647,824		162,885		439,894		1,598,067
Denny’s Inc.

(1)

The amount in this column reflects a sign-on bonus for Ms. Valade in connection with her initial employment in 2022. The amount in this column also reflects a sign-on bonus for Mr. Bode in connection with his initial employment in 2024.

(2)

The amounts in this column reflect the grant date fair value of awards granted pursuant to our 2024 LTIP determined in accordance with FASB Accounting Standards Codification 718, “Compensation-Stock Compensation” (“FASB ASC 718”). Each 2024 LTIP award was granted with 50% RSUs and 50% PSUs based on relative TSR.

The grant date fair value of the RSUs was determined in accordance with FASB ASC 718 based on the closing stock price per share on the applicable grant date.

For the portion of the PSUs to be earned based on relative TSR, the grant date fair value was based on a Monte Carlo simulation value as required by FASB ASC 718. The values of the PSU awards at the grant date, assuming achievement of the maximum performance level of 200%, would have been $4,429,509, $1,193,539, $1,146,573, and $1,332,302 for Ms. Valade, Mr. Verostek, Ms. Sharps Myers, and Mr. Schmidt, respectively.

Additional information regarding the 2024 LTIP can be found in the CD&A and the 2024 Grants of Plan-Based Awards Table. Details on the valuation and terms of these awards can be found in Note 13 to the Consolidated Financial Statements in our Form 10-K filed with the SEC on February 24, 2025.

(3)	The amount includes RSUs granted in connection with Mr. Bode’s initial employment in 2024. These RSUs vest two years from the grant date.

(4)	The amounts include performance-based bonuses earned under the 2024 CIP. Refer to the CD&A for more information regarding the 2024 CIP.

(5)

The amounts for Ms. Valade, Mr. Verostek, Ms. Sharps Myers, Mr. Schmidt, and Mr. Bode include Company contributions to their 401(k) accounts of $13,800, $13,800, $13,356, $10,773, and $13,529, respectively. The amount for Ms. Valade includes financial planning benefits of $10,000 and gifts of $458. The amounts also include the following perquisites: a car allowance of $18,000, $18,000, $18,000, $18,000, and $4,015 for Ms. Valade, Mr. Verostek, Ms. Sharps Myers, Mr. Schmidt, and Mr. Bode, respectively, and a telecommunications allowance of $780, $780, $780, $780, and $174 for Ms. Valade, Mr. Verostek, Ms. Sharps Myers, Mr. Schmidt, and Mr. Bode, respectively.

(6)	The amount for Mr. Bode includes cash severance benefits he received under the Severance Plan subsequent to his termination in 2022.

(7)	Mr. Schmidt is a named executive officer for the first time in 2024.

43

Executive Compensation

2024 Grants of Plan-Based Awards

The following table sets forth information concerning each grant of awards made to NEOs in the last completed fiscal year under any of the Company’s plans.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kelli F. Valade	2024 CIP		469,154	938,308	1,172,885
	2024 RSU(4)	1/30/2024							143,701	1,553,751
	2024 PSU	1/30/2024				71,536	143,072	286,144		2,214,755
Robert P. Verostek	2024 CIP		212,379	424,757	530,946
	2024 RSU(4)	1/30/2024							38,550	418,653
	2024 PSU	1/30/2024				19,276	38,551	77,102		596,769
Gail Sharps Myers	2024 CIP		203,803	407,605	509,506
	2024 RSU(4)	1/30/2024							37,033	402,178
	2024 PSU	1/30/2024				18,517	37,034	74,068		573,286
David P. Schmidt	2024 CIP		227,683	455,366	569,208
	2024 RSU(4)	1/30/2024							43,032	467,328
	2024 PSU	1/30/2024				21,517	43,033	86,066		666,151
Christopher D. Bode	2024 CIP		60,231	120,462	150,578
	2024 RSU(5)	9/30/2024							94,637	610,409

(1)

Reflects threshold, target and maximum payout levels of performance-based bonuses awarded pursuant to the Company’s 2024 CIP. The actual amounts earned by each of the NEOs in 2024 are reported in the Non-Equity Incentive Plan Compensation column in the 2024 Summary Compensation Table. Refer to the CD&A for more information regarding our annual cash incentive bonus program.

(2)

Reflects threshold, target and maximum payout levels of PSUs that may be earned contingent on the results of the 2024 LTIP granted under the 2021 Omnibus Incentive Plan. Refer to the CD&A for more information regarding the 2024 LTIP.

(3)	The grant date fair value of awards is determined pursuant to FASB ASC 718.

(4)

Reflects RSUs granted as part of the 2024 LTIP under the 2021 Omnibus Incentive Plan which are generally earned based on continued employment. Refer to the CD&A for more information regarding the 2024 LTIP.

(5)

Reflects RSUs granted as part of Mr. Bode’s initial employment in 2024 under the 2021 Omnibus Incentive Plan which are generally earned based on continued employment for two years from the grant date. Refer to the CD&A for more information regarding Mr. Bode’s employment agreement.

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Executive Compensation

2024 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock awards that have not vested and equity incentive plan awards for each NEO outstanding as of the end of the Company’s last completed fiscal year.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Kelli F. Valade	95,381	(1)	559,886	143,072	(5)	839,833
	46,429	(2)	272,538	139,286	(6)	817,609
Robert P. Verostek	25,700	(1)	150,859	38,551	(5)	226,294
	12,512	(2)	73,445	37,537	(6)	220,342
Gail Sharps Myers	24,689	(1)	144,924	37,034	(5)	217,390
	11,905	(2)	69,882	35,715	(6)	209,647
David P. Schmidt	28,688	(1)	168,399	43,033	(5)	252,604
	13,464	(2)	79,034	40,392	(6)	237,101
Christoper D. Bode	94,637	(3)	555,519	—		—

(1)

Reflects number of shares of Denny’s Common Stock that may be earned by the NEO pursuant to our 2024 LTIP. These RSUs will generally vest in three equal installments on the last day of the Company’s 2024, 2025, and 2026 fiscal years, subject in each case to continued service with the Company through such date. Additional information regarding the 2024 LTIP can be found in the CD&A.

(2)

Reflects number of shares of Denny’s Common Stock that may be earned by the NEO pursuant to our 2023 LTIP. These RSUs will generally vest in three equal installments on the last day of the Company’s 2023, 2024, and 2025 fiscal years, subject in each case to continued service with the Company through such date.

(3)

Reflects the number of shares of Denny’s Common Stock that may be earned by the NEO pursuant to stock sign-on award. These RSUs will vest after two years from the grant date of September 30, 2024, subject to continued service with the Company through such date.

(4)	Reflects the value as calculated using the closing price per share of our Common Stock as of December 24, 2024 ($5.87), the last business day prior to the end of our last completed fiscal year.

(5)

Reflects the number of shares of Denny’s Common Stock that may be earned by the NEO pursuant to our 2024 LTIP. These PSUs will be earned and will vest (from 0% to 200% of the target award) based on the results of our TSR compared to a peer group at the end of a three-year performance period ending on December 30, 2026. The number of shares reported is based on our actual performance results through the end of fiscal 2024 under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum), which was target performance. Additional information regarding the 2024 LTIP can be found in the CD&A.

(6)

Reflects the number of shares of Denny’s Common Stock that may be earned by the NEO pursuant to our 2023 LTIP. These PSUs will be earned and will vest (from 0% to 200% of the target award) based on the results of two equally-weighted performance metrics (Adjusted EPS Growth and TSR compared to a peer group) at the end of a three-year performance period ending on December 31, 2025. The number of shares reported is based on our actual performance results through the end of fiscal 2023 under the applicable performance measures and assuming that the payout will occur at the next highest level (threshold, target or maximum), which was target performance.

45

Executive Compensation

2024 Stock Vested

The following table sets forth information concerning vesting of stock awards (PSUs and RSUs) during the last completed fiscal year for each of the NEOs.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)

Kelli F. Valade	143,563	842,715

Robert P. Verostek	35,515	208,473

Gail Sharps Myers	32,621	191,485

David P. Schmidt	33,860	198,758

Christopher D. Bode	635	3,727

(1)

Reflects the amount and dollar value of the 2022 PSUs that vested under our 2022 LTIP, the amount and dollar value of one third of the RSUs that vested under our 2022 LTIP, the amount and dollar value of one third of the RSUs that vested under our 2023 LTIP, and the amount and dollar value of one third of the RSUs that vested under our 2024 LTIP.

2024 Nonqualified Deferred Compensation

The following table sets forth information with respect to the Company’s Deferred Compensation Plan, which provides for the deferral of compensation for the NEOs that is not tax-qualified.

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Robert P. Verostek	—	(191,704)	—	278,972

(1)	The amounts in this column have not been reported in the Summary Compensation Tables for prior fiscal years.

(2)

Aggregate balances as of December 25, 2024 for Mr. Verostek includes the value of deferred PSUs. The original grant date fair value of the deferred PSUs reported as compensation in the Summary Compensation Table for years prior to 2024 was $98,016 for Mr. Verostek.

The Deferred Compensation Plan allows eligible employees to defer current compensation on a pre-tax basis. Participation in the Deferred Compensation Plan is limited to a select group of management or highly compensated employees of Denny’s, Inc.

Under the terms of the Deferred Compensation Plan, a participant may elect to defer up to 50% of his or her base salary and up to 75% of his or her annual bonus, on a pre-tax basis. New deferral elections are required each year for base salary, and annual bonus. Discretionary contributions may be made to the Deferred Compensation Plan by the Company, but none are currently made, and matching contributions were made to the Deferred Compensation Plan by the Company. Deferrals of earned PSUs were previously permitted, but are no longer allowed.

The portion of the participant’s account that consists of cash compensation deferrals will be credited with earnings and losses based on publicly traded mutual fund investment options selected by the participant that closely mirror the investment options in our 401(k) plan. These investments are priced daily according to closing market values. Trades from fund to fund can be made on a daily basis. Dividend equivalents on PSUs are credited to the participant’s account and may be invested in the same manner as cash deferrals under the Deferred Compensation Plan. A participant may request a change in allocation of an account balance or future deferrals at any time.

A participant is at all times 100% vested in his or her elective deferrals of cash compensation and earnings thereon. Discretionary contributions and earnings thereon become vested as determined by the committee appointed to administer the Deferred Compensation Plan and matching contributions and earnings thereon were 100% vested at all times. Elective deferrals of earned PSUs and dividend equivalents (and earnings) thereon are also 100% vested at all times.

Subject to the terms of the Deferred Compensation Plan, a participant may elect, in accordance with the terms of the Deferred Compensation Plan, to receive payment of the salary and bonus deferrals (and discretionary and matching contributions) credited to his or her account on fixed date(s) while still employed by Denny’s, Inc. or following termination of employment. These amounts are payable in cash generally in the form of a lump sum distribution or in installments of up to ten years (or a maximum of five years for in-service distributions), at the election of the participant made in accordance with the terms of the Deferred Compensation Plan, and subject to exceptions as set forth in the Deferred Compensation Plan (including in the event of a change in control or the participant’s death or disability).

Denny’s 2025 Proxy Statement	46

Executive Compensation

Subject to the terms of the Deferred Compensation Plan, a participant will receive PSUs and dividend equivalents credited to his or her account following termination of employment. When paid, the deferred PSUs are converted into an equivalent number of shares of our Common Stock. Dividend equivalents are paid in cash. These amounts are payable in the form of a lump sum distribution or in installments of up to ten years, at the election of the participant made in accordance with the terms of the Deferred Compensation Plan and subject to exceptions as set forth in the Deferred Compensation Plan (including in the event of a change in control).

As a result of Section 409A of the Code, certain key employees (including the NEOs) may be subject to a six-month waiting period for distribution following termination of employment.

Summary of Termination Payments and Benefits

NEOs In Service at Year End. All of the currently active NEOs are participants in the Severance Plan, which provides for severance payments and benefits in the event of a participant’s employment termination without “cause” or for “good reason”, plus enhanced benefits if such termination is in connection with a change in control of the Company.

Under the terms of the Severance Plan, “Cause” when determined to be the basis for an executive officer’s termination of employment shall generally mean any of the following acts by the officer, as determined by the Board: (i) substantial neglect of work; (ii) long periods of absence from work without the consent of the Company; (iii) intentional activity that conflicts with or is adverse to the business or other interests of the Company; (iv) willful misconduct or actions reasonably detrimental to the Company; or (v) the conviction of, any crime involving the personal enrichment of the officer at the Company’s expense, a felony, or a crime involving dishonesty or moral turpitude. “Good Reason” under the terms of the Severance Plan generally means (as a reason for an executive officer’s resignation from employment) when any of the following events occur without the consent of the executive officer: (i) duties are assigned to an executive officer that are materially inconsistent with, or there is a material reduction of, an officer’s authority, duties or responsibilities; (ii) a material reduction of an executive officer’s base salary or bonus; (iii) a change of greater than 50 miles of the location where the executive officer is required to work; and (iv) certain material breaches by the Company of agreements with the officer. In order to resign for Good Reason, an executive officer must give notice to the Company within 90 days of the occurrence of the event giving rise to Good Reason, and the Company must have failed to cure the problematic condition within a reasonable period of time after receiving notice.

The Severance Plan provides that in the event the executive would be subject to a 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits will be reduced to the maximum amount that does not trigger the excise tax, unless the executive would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

47

Executive Compensation

The following table summarizes the approximate value of the termination payments and benefits that each of the currently active NEOs would have received if they had terminated employment at the close of business on December 25, 2024 and based on the positions they each held at that time. The amounts shown in the table exclude distributions under our 401(k) retirement plan that is generally available to all of our salaried employees, as well as the executive’s accrued but unpaid obligations. The amounts also exclude benefits and payments that are disclosed in the “2024 Nonqualified Deferred Compensation” section above.

	Kelli F. Valade	Robert P. Verostek	Gail Sharps Myers	David P. Schmidt	Christopher D. Bode
Reason for Termination:
By Company Without Cause; By Executive for Good Reason

Cash Severance(1)	$1,884,000	$533,025	$512,050	$510,000	$600,000

Health & Welfare Continuation (estimated)(2)	37,644	25,469	16,663	20,531	2,684

Outplacement Services (estimated)(3)	20,000	20,000	20,000	20,000	20,000

Total	$1,941,644	$578,494	$548,713	$550,531	$622,684

Retirement(4)
Accelerated 2023 LTIP Award(5)	$—	$—	$—	$—	$—
Accelerated 2024 LTIP Award(5)	—	—	—	—	—
Accelerated RSU Award	—	—	—	—	—

Total	$—	$—	$—	$—	$—

Death or Disability
Accelerated 2023 LTIP Award(5)	$63,501	$17,114	$16,283	$18,415	$—
Accelerated 2024 LTIP Award(5)	—	—	—	—	—

Accelerated RSU Award	—	—	—	—	65,451	(7)

Total	$63,501	$17,114	$16,283	$18,415	$65,451

Termination Within 24 Months Following a Change of Control (By Company Without Cause; By Executive for Good Reason)
Cash Severance(1)	$3,768,000	$1,918,890	$1,843,380	$1,938,000	$2,280,000
Health & Welfare Continuation (estimated)(2)	37,644	50,938	33,326	41,062	5,368
Accelerated 2023 LTIP Award(5)	367,790	99,116	94,307	106,656	—
Accelerated 2024 LTIP Award(5)	559,886	150,859	144,924	168,399	—
Accelerated RSU Award	—	—	—	—	555,519	(7)
Outplacement Services (estimated)(3)	20,000	20,000	20,000	20,000	20,000
Estimated Code Section 280G “Cut-Back” to Avoid Excise Tax(6)	—	—	—	—	—

Total	$4,753,320	$2,239,803	$2,135,937	$2,274,117	$2,860,887

(1)

Reflects severance payments pursuant to the Severance Plan consisting of salary continuation for 12 months (24 months for CEO), or a lump sum payment equal to two times base salary and target bonus in the event of termination within two years of a change in control.

(2)

Reflects a payment pursuant to the Severance Plan equal to the cost of providing continued health and welfare benefits for a period of 12 months (24 months for CEO) following termination, or a period of 24 months following termination within two years of a change in control.

(3)	Executive officers (executive vice presidents and above) are eligible to receive up to $20,000 of outplacement services pursuant to the Severance Plan for a period of 12 months following termination.

(4)

Under the terms of the LTIPs, “retirement” means voluntary termination on or after age 55, provided that the sum of the total of the participant’s age and years of service with the Company is equal to or greater than 70.

(5)

The 2024 RSUs and 2023 RSUs vest on the date of change in control. The 2024 PSUs and 2023 PSUs vest upon a change in control at the actual performance level on the date of change in control. Upon death or termination upon permanent disability, the 2024 RSUs and 2023 RSUs vest on a prorated basis as of such date and the 2024 PSUs and 2023 PSUs vest on a prorated basis based upon actual performance as of such date. If voluntary retirement had occurred as of December 25, 2024, for the applicable NEOs, the 2024 RSUs and 2023 RSUs would have vested on a prorated basis. Similarly, the 2024 PSUs and 2023 PSUs would have vested on a prorated basis and would be earned and paid based on actual performance through the end of the three-year performance period.

Denny’s 2025 Proxy Statement	48

Executive Compensation

(6)

The Severance Plan provides that in the event the executive would be subject to a 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits will be reduced to the maximum amount that does not trigger the excise tax, unless the executive would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.

(7)

Reflects special grant of restricted stock units made to Mr. Bode in September 2024. Upon death or termination upon permanent disability, the RSUs vest on a prorated basis as of such date. Vesting accelerates on the date of change in control.

The Severance Plan provides that receipt of payments and benefits under the plan is contingent upon a plan participant entering into a separation agreement and general release of claims, the material provisions of which include a non-disparagement agreement and a covenant not to sue, a two-year disclosure and use of confidential information restriction, and a 12-month restriction not to (i) solicit Company employees employed at the time of participant’s employment, (ii) solicit customers of the Company at the time of participant’s employment, and (iii) compete within the family dining segment.

CEO Pay Ratio

CEO Pay Ratio As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing disclosure of the annualized total compensation of our CEO, Kelli Valade, the annual total compensation of our “median employee” (determined by excluding our CEO), and the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the 2024 Summary Compensation Table).

In determining our median employee, we chose December 25, 2024 (our 2024 fiscal-year end) as the determination date. As of this date, we employed 3,571 employees who were active (i.e., they had earnings greater than zero in fiscal 2024). Consistent with SEC requirements, we reviewed our global employee population as of December 25, 2024 to prepare the pay ratio analysis. Our median employee was selected using W-2 earnings for fiscal 2024 (i.e., base salary, bonus, overtime, shift differential), which was consistently applied across our entire global employee population for fiscal 2024 (excluding our CEO). In determining our median employee, we annualized the pay of any employees that were active employees on December 25, 2024 but had been employed for less than the full fiscal year period as permitted by the SEC rule and, as stated above, only included employees who were active employees on December 25, 2024 (i.e., they had earnings greater than zero in fiscal 2024). We did not use any of the exemptions permitted under SEC rules, and did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments) or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our median employee or Ms. Valade.

Once we identified our median employee, we calculated such employee’s annual total compensation as described above for purposes of determining the ratio of Ms. Valade’s annual total compensation to such employee’s annual total compensation. For Ms. Valade’s total compensation, we used her total compensation for fiscal 2024 as disclosed above in the Summary Compensation Table. The annual total compensation values are as follows for fiscal 2024, our last completed fiscal year:

CEO Pay Ratio

Median employee total compensation	$26,746

CEO total compensation	$5,257,477

Ratio of CEO to Median Employee compensation	197:1

49

Executive Compensation

2024 Pay Versus Performance
As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to the CD&A.

Year	Summary Compensation Table Total for PEO (1)		Compensation Actually Paid to PEO (2)		Average Summary Compensation Table Total for non-PEO NEOs (3)	Average Compensation Actually Paid to non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On		Net income (loss) (in millions) (7)	Adjusted EBITDA (in millions) (8)
	Kelli F. Valade	John C. Miller	Kelli F. Valade	John C. Miller			Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)

2024	5,257,477	—	(258,465)	—	1,674,962	637,849	29	190	21,571	81,354

2023	5,363,088	—	5,033,701	—	1,626,353	1,075,392	54	145	19,945	87,859

2022	3,427,341	4,575,064	3,245,486	(3,059,884)	1,724,289	384,556	44	104	74,712	88,519

2021	—	6,400,488	—	5,982,906	1,893,720	1,793,436	78	122	78,073	88,563

2020	—	5,340,240	—	1,241,356	1,343,743	579,316	70	117	(5,116)	37,755

(1)
The dollar amounts reported are (i) for 2024 and 2023, the amounts of total compensation reported for
Ms. Valade
, (ii) for 2022, the amounts of total compensation reported for Ms. Valade (our current Chief Executive Officer from June 13, 2022 until December 28, 2022) and the amounts of total compensation reported for
Mr. Miller
(our former Chief Executive Officer until June 13, 2022), (iii) for 2021 and 2020, the amounts of total compensation reported for Mr. Miller (our Chief Executive Officer in those years) (Ms. Valade and Mr. Miller, together, the “PEOs”) in the “Total” column of the 2024 Summary Compensation Table.

(2)
The dollar amounts reported represent the amount of “compensation actually paid” to the relevant PEO during the applicable year as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the relevant PEO during the applicable year. In accordance with SEC rules, the following adjustments were made to the relevant PEO’s total compensation for the most recent fiscal year to determine the compensation actually paid (see our spring 2024 proxy statement for adjustments made in prior years):

Year	Reported Summary Compensation Table Total for PEO	Minus Reported Value of Equity Awards (a)	Plus Equity Award Adjustments (b)	Compensation Actually Paid to PEO
	Ms. Valade	Ms. Valade	Ms. Valade	Ms. Valade
2024	5,257,477	3,768,506	(1,747,436)	(258,465)

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the 2024 Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for the most recent fiscal year are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at End of the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
	Ms. Valade	Ms. Valade	Ms. Valade	Ms. Valade	Ms. Valade	Ms. Valade
2024	1,077,807	(1,348,987)	279,940	(1,756,197)	—	(1,747,436)

(3)
The dollar amounts reported represent the average of the amounts reported for the Company’s (NEOs) as a group (excluding the relevant PEO or PEOs) in the “Total” column of the Summary Compensation Table.

Denny’s 2025 Proxy Statement	50

Executive Compensation

(4)
The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the relevant PEO or PEOs), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the relevant PEO or PEOs). In accordance with SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding the relevant PEO or PEOs) for the most recent fiscal year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Minus Average Reported Value of Equity Awards	Plus Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2024	1,674,962	933,694	(103,419)	637,849

(a)	The amounts deducted or added in calculating the total average equity award adjustments for the most recent fiscal year are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at End of the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Average Equity Award Adjustments
2024	362,275	(275,159)	58,022	(248,557)	—	(103,419)

(5)
Cumulative TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The TSR assumes that $100 was invested in the Company’s stock on December 25, 2019.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group consists of the following public companies that operate in the restaurant industry for 2024: BJ’s Restaurants, Inc. (BJRI), Bloomin’ Brands, Inc. (BLMN), Brinker International, Inc. (EAT), Cracker Barrel Old Country Store, Inc. (CBRL), Dine Brands Global, Inc. (DIN), El Pollo Loco Holdings, Inc. (LOCO), Jack in the Box Inc. (JACK), Noodles & Company (NDLS), PotBelly Corporation (PBPB), Shake Shack, Inc. (SHAK), Texas Roadhouse, Inc. (TXRH), The Cheesecake Factory Incorporated (CAKE), and Wingstop Inc. (WING). From 2023 to 2024, Fiesta Restaurant Group, Inc. (FRGI) and Ruth’s Hospitality Group, Inc. (RUTH) were removed from the peer group because they were acquired and ceased to be publically traded. We periodically revise the peer group to more closely reflect a representative sampling of comparable companies in our industry.

(7)	The dollar amounts reported represent the amount of net income reflected in the Consolidated Financial Statements in our Form 10-K filed with the SEC on February 24, 2025.

(8)
Adjusted EBITDA
is a key measure in both our annual and long-term incentive compensation programs. See the CD&A for the definition of Adjusted EBITDA and see Appendix A for a reconciliation to GAAP of Adjusted EBITDA for each of the years in the table.

  The items listed below represent the four financial measures we use to link compensation actually paid for the year
  to company performance as further described in our Compensation Discussion and Analysis (CD&A):

Adjusted EBITDA

Domestic system-wide same-restaurant sales change

Relative TSR performance against the companies in the S&P 600 Consumer Discretionary Index

Adjusted EPS growth

51

Executive Compensation

Relationship Between Compensation Actually Paid (“CAP”) and Performance
The graphs below show the relationship of CAP to our PEOs and Other NEOs to (i) the Company’s Net Income, (ii) the Company’s Adjusted EBITDA, (iii) and TSR of both the Company and the Peer Group.
CAP reflects, among others, adjustments to the fair value of equity awards during the years presented. Factors impacting adjustments to the fair value of equity awards include the price of our Common Stock at year end, actual achievement of performance goals and nonvesting of awards due to retirements and terminations for good reason. These adjustments contributed significantly to the change in CAP reported for 2020 to 2021.

Denny’s 2025 Proxy Statement	52

Executive Compensation

2024 Director Compensation

The following table sets forth information concerning the compensation of the Company’s non-employee directors for fiscal 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Bernadette S. Aulestia	111,000	110,001	221,001

Olu Beck	99,000	110,001	209,001

Gregg R. Dedrick	122,500	110,001	232,501

José M. Gutiérrez	129,000	110,001	239,001

Brenda J. Lauderback	174,000	165,001	339,001

John C. Miller	87,500	110,001	197,501

Mark R. Vondrasek	52,154	104,276	156,430

Laysha Ward	104,500	110,001	214,501

(1)	The amounts in this column reflect the cash fees earned and/or paid to our non-employee directors as described below under “2024 Director Compensation Program.”

(2)

The amounts in this column reflect the grant date fair value of DSUs awarded to directors pursuant to our equity incentive plans determined in accordance with FASB ASC 718. Details on the valuation and terms of these awards can be found in Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 24, 2025. The aggregate number of DSUs held as of December 25, 2024 for Mss. Aulestia and Beck, Messrs. Dedrick and Gutiérrez, Ms. Lauderback, Messrs. Miller and Vondrasek and Ms. Ward were 75,625, 30,042, 52,774, 82,428, 184,311, 22,308, 13,922 and 105,731, respectively.

2024 Director Compensation Program

The 2024 non-employee director compensation was comprised of annual cash fees and an annual equity grant as follows:

Annual Cash Fees –

•	An annual cash retainer of $80,000 (for all non-employee directors other than the Board Chair);

•	An annual cash retainer of $135,000 for the Board Chair;

•	An additional annual cash retainer of $20,000 for the chair of the Audit Committee;

•	An additional annual cash retainer of $15,000 for the chair of the Compensation Committee;

•	An additional annual cash retainer of $15,000 for the chair of the Governance Committee;

•	A $10,000 annual cash retainer is paid to the Audit Committee, Compensation Committee, and Governance Committee members; and

•	A meeting fee of $1,500 for telephonic and in-person attendance at any Board meeting in excess of regularly scheduled meetings (for all non-employee directors).

Subject to any applicable deferral election, all retainer amounts are payable in quarterly installments in advance, and all meeting fees are payable in the quarter following the date of the meeting. All Board members are given the opportunity to elect to defer all or a specified percentage of their cash retainer amounts in the form of share-settled DSUs.

Annual Equity Grant –

Board members received an annual grant of DSUs valued at $110,000, or $165,000 in the case of the Board Chair. All DSUs settle in shares of Denny’s Common Stock on a one-for-one basis. All DSUs will vest in full on the first anniversary of grant and will generally be settled in shares of Common Stock upon the Board member’s termination of service, including in connection with a change in control, subject to a deferral election.

53

PROPOSAL 5

Stockholder Proposal Regarding the Board of Directors taking the necessary steps to amend the governing documents to give shareholders with an aggregate of at least 15% of outstanding common stock the power to call special meetings of shareholders.

Our Board of Directors recommends that you vote AGAINST the proposal

The Accountability Board, Inc., 401 Edgewater Pl #600, Wakefield, MA 01880, which has represented that it has held at least $15,000.00 in market value of our Common Stock for at least two years, submitted the below stockholder proposal for the Annual Meeting.

STOCKHOLDER PROPOSAL

Denny’s

Corporate Governance and Accountability Reform

RESOLVED: Shareholders ask the Board to take the steps necessary to amend the governing documents, to give shareholders with an aggregate of at least 15% of outstanding common stock the power to call special meetings of shareholders.

DEAR FELLOW SHAREHOLDERS:

Shareholders’ right to call a special meeting is essential for their ability to effectively engage management and is a widely supported aspect of good corporate governance.

As the Council of Institutional Investors’ Principles on Corporate Governance state: “Shareowners should have the right to call special meetings.”

Glass Lewis says it “strongly supports the right of shareholders to call special meetings.”

And Institutional Shareholder Services (ISS) has reported: “In terms of day-to-day governance, shareholders may lack an important right, the ability to remove directors or initiate a shareholder resolution without having to wait for the next scheduled meeting, if they are unable to act at a special meeting of their calling. Shareholders could also be powerless to respond to a beneficial offer if the bidder cannot call a special meeting. The inability to call a special meeting and the resulting insulation of management could adversely affect corporate performance and shareholder returns.”

Major institutional investors support the right, too.

For example, BlackRock says “shareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting” and, accordingly “should have the right to call a special meeting.”

Yet Denny’s doesn’t provide this right.1

While the need to actually call special shareholder meetings is rare, the right of shareholders to call them provides a critical accountability tool. And when they are necessary, they enable shareholders to address matters that shouldn’t be delayed until the annual meeting. Because they can involve substantial resources, a sufficient threshold percentage of shareholders should be required to call a special meeting, to guard against a small number abusing the right for their own interests rather than for those shared by the majority of shareholders.

[1]	Denny’s shareholders do have the right to act by written consent, though we agree with BlackRock: that’s “not a sufficient alternative to the right to call a special meeting.”

Denny’s 2025 Proxy Statement	54

In this case, we believe a 15% ownership threshold would be appropriate and provide shareholders a meaningful right to request a special meeting while mitigating the risk of corporate resources being wasted to serve narrow interests of a few minority shareholders.

Such a threshold is widely supported:

BlackRock supports “a minimum of 15%” threshold. Vanguard supports establishing this right, “as long as the ownership threshold is not below 10%.” ISS supports proposals to establish this right, and says its preference is a 10% threshold. And Glass Lewis generally favors a 10-15% threshold.

Based on the foregoing, we believe support for this request is in the best interest of our company and its shareholders. Thank you.

55

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO STOCKHOLDER RESOLUTION

While the By-laws have historically provided stockholders the opportunity to act through written consent, they have not provided for special meetings to be called upon stockholder request. As such, we directly engaged with the proponent on multiple occasions and thoughtfully considered the merits of this proposal.

We conducted research and determined less than 45% of the Russell 2000 Composite Index currently provides that stockholders can call special meetings.1 Denny’s stock is included among the small cap stocks in the Russell 2000.

As Denny’s stock is traded on the NASDAQ exchange, we reviewed nearly 850 NASDAQ Composite Index companies that provide stockholders the opportunity to call special meetings. Among this group, the most predominate threshold required to call a special meeting was at or slightly above 50%. The next most common threshold was 10%, followed by a 25% threshold.

Management and the Board carefully weighed the collective research and conferred with multiple large stockholders on this topic. As a result, the Board of Directors approved and adopted, effective as of February 5, 2025, an amendment (the “Amendment”) to the By-laws amending Article II, Section 8 of the By-laws to provide that special meetings of stockholders of the Company shall be called upon the written request of the beneficial owners of at least twenty-five percent (25%) of the outstanding shares of the Company entitled to be cast on the matter or matters to be brought before the proposed special meeting who comply with the notice procedures set forth in the By-laws.

In light of the recent Amendment to our By-laws, the Board believes this proposal is redundant and unnecessary. For these reasons the Board recommends that the stockholders vote AGAINST this proposal, if properly presented at the meeting.

[1]	Source: FactSet

Denny’s 2025 Proxy Statement	56

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of the Common Stock to file reports of initial ownership and changes in their ownership of the Common Stock with the SEC. Additionally, SEC regulations require that the Company identify any individuals for whom any of such reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. With the exception of the report described immediately below, to the Company’s knowledge (based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 25, 2024) the Company’s officers, directors and 10% stockholders complied on a timely basis with their Section 16(a) filing requirements for such year. A Form 4 reporting a restricted stock unit award (dated September 30, 2024) filed for our President and Chief Operating Officer, Christopher D. Bode, was inadvertently filed one day late. This form has been subsequently filed.

RELATED PARTY TRANSACTIONS

During the Company’s last fiscal year, there were no transactions that occurred or relationships that existed between the Company and its directors, director nominees, executive officers, 5% stockholders or their respective immediate family members that require disclosure under SEC regulations.

The Company maintains a written policy and procedures for the review, approval or ratification of related party transactions. Pursuant to the Company’s Related Party Transaction Policy and Procedures, the Company will enter into or ratify transactions with “related parties” (as the term is defined in Item 404 of Regulation S-K) only when the Board, acting through the Governance Committee determines that the related party transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides or receives products or services to or from a related party on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. Accordingly, the Governance Committee will review the material facts of all proposed related party transactions that require approval and either approve or disapprove of the entry into the related party transaction. If advance Governance Committee approval of a related party transaction is not feasible, then the related party transaction will be considered and, if the Governance Committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

CODE OF ETHICS

Denny’s Corporation has adopted a code of ethics entitled “Denny’s Code of Conduct” which is applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Corporate Controller, all other executive officers and key financial and accounting personnel as well as each salaried employee of the Company. The Denny’s Code of Conduct is posted on the Company’s website at www.dennys.com.

The Company will post on its website any amendments to, or waivers from, a provision of the Denny’s Code of Conduct that applies to the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer and Corporate Controller or persons performing similar functions, and that relates to (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that Denny’s Corporation files with, or submits to, the SEC and in other public communications made by Denny’s Corporation; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of Denny’s Code of Conduct to an appropriate person or persons identified in the code; or (v) accountability to adherence to the Code of Conduct.

57

DENNY’S ESG COMMITMENT

Feeding People: Body, Mind, and Soul

Denny’s is America’s Diner, a place shaped by a simple philosophy: We Love to Feed People: Body, Mind, and Soul. This is our purpose, what drives us to give back to the communities we serve. We believe that we have a responsibility to make a positive, meaningful impact in the industry in which we operate, from the communities we serve to all impacted by our restaurant operations and the service we provide.

Our environmental, social, and governance (“ESG”) strategy focuses on addressing key material topics, and we are setting clear targets and annual goals aligned with what we know people and the planet need. We are committed to communicating progress transparently annually, reporting and disclosing performance against these goals. Guided by our values, we also share stories of action on the ground, serving as inspirational case studies for our staff, stakeholders, and peers and helping to accelerate broader action across the business and our sector.

In 2024, we introduced a new ESG strategy that will guide us and ensure we fulfill our purpose and achieve these ambitions. This includes broadening the scope of our strategy to encompass all material topics of impact within three pillars: Planet, Food, and People. This strategy is depicted in the image below, and includes our Vision, Our Actions, and the foundational principles that support it all.

We have also updated our governance systems and processes, embedding them within existing strategic processes to ensure it becomes business-as-usual, with action taken by everyone throughout the Denny’s business. This new strategy will ensure all important topics, including greenhouse gas emissions, animal welfare, and our employee and supplier well-being, are managed effectively. We look forward to developing clear goals and targets for each target, which we will publish in next year’s report.

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Denny’s ESG Commitment

Governance of ESG

At Denny’s, we emphasize a culture of accountability and conduct our business in a manner that is fair, ethical, and responsible, with a transparent system of governance that embeds action throughout the organization. By doing this, we seek to earn the trust of our stakeholders, including customers, team members, and stockholders. We maintain a robust risk management program to ensure compliance with applicable laws and regulations governing ethical business practices.

Our ESG program is overseen by the Board and the Executive Leadership Team with input from key stakeholders, who are ultimately accountable for its successful implementation. This includes developing the strategy for action on ESG topics of material importance and defining key measures for reporting. Board and the Executive Leadership Team oversight supports our efforts to ensure that strategic decisions concerning these topics are evidence-based and address matters of significance to our business and our wider stakeholders.

For more information on Denny’s ESG Commitments and examples of real-world action, see our 2023 ESG Report, which can be found under the Social Responsibility page of our website at https://www.dennys.com/social-responsibility.

59

OTHER MATTERS

Expenses of Solicitation

The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, by telephone or facsimile or by corporate officers and employees of the Company without additional compensation. If you vote via the telephone or Internet or participate in the Annual Meeting through the Internet, you may incur costs associated with the telephone or electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Our aggregate expenses, including those of our outside legal counsel, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting in which a stockholder had not submitted notice of intent to nominate directors, and excluding salaries and wages of our regular employees and officers, are expected to be approximately $100,000, of which approximately $25,000 has been incurred as of the date of this proxy statement.

Discretionary Proxy Voting

In the event that any matters other than those referred to in the accompanying Notice of Meeting should properly come before, and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

2026 Stockholder Proposals

In order for stockholder proposals intended to be presented at the Annual Meeting of Stockholders to be held in 2026 (the “2026 Annual Meeting”) to be eligible for inclusion in the proxy statement and the form of proxy for such meeting, they must be received by the Company at the corporate address set forth above no later than [●], 2025. Regarding stockholder nominations of directors and stockholder proposals intended to be presented at the 2026 Annual Meeting but not included in the proxy statement, including stockholder nominations of directors, pursuant to Article II, Sections 2 and 3 of the By-laws, respectively, written notice of such proposals, to be timely, must be received by the Company no earlier than February 13, 2026 and no later than March 13, 2026 (i.e., no more than 90 days and no less than 60 days prior to May 14, 2026, the first anniversary of the Annual Meeting,). In the event that the date of the 2026 Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no later than the later of (i) 70 days prior to the date of the meeting or (ii) the 10th day following the day on which public announcement of the date of the meeting was made. All such nominations and proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting, resulting in any such nominee not being eligible for election or such proposal’s underlying business not being eligible for consideration at the meeting. Such notices must contain the information specified in the By-laws, including information concerning the proposed nominee or proposal and information about the stockholder’s ownership of Common Stock.

In addition to satisfying the requirements under the By-laws for the submission of director nominations, to comply with the universal proxy card rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than March 16, 2026, which is 60 calendar days prior to the anniversary date of the Annual Meeting. However, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

Electronic Access to Future Proxy Materials and Annual Reports

Most stockholders may elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option for future proxy statements and annual reports by indicating in the comment section of your proxy card or by following the instructions provided for you if you vote over the Internet or by telephone. If you hold Common Stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports only over the Internet, next year you will receive a notice in the mail with instructions containing the Internet address of those materials.

Your choice will remain in effect indefinitely until you give notification otherwise by following the instructions to be provided.

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Householding of Annual Meeting Materials

Certain banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Company’s annual report for the fiscal year ended December 25, 2024 may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to the Denny’s Corporation, Investor Relations, at the corporate address set forth in “General – Stockholder Voting – Voting by Proxy” in this Proxy Statement, the Company will promptly provide separate copies of this Proxy Statement and/or the Company’s annual report for the fiscal year ended December 25, 2024. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement and/or the Company’s annual report for the fiscal year ended December 25, 2024 and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

61

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2024 as filed with the SEC is available, without charge, upon written request directed to Denny’s Corporation, Investor Relations, at the corporate address set forth in “General – Stockholder Voting – Voting by Proxy” in this Proxy Statement.

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APPENDIX A

DENNY’S CORPORATION

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of operating performance on a period-to-period basis. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses adjusted EBITDA, adjusted net income and adjusted net income per share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. These non-GAAP measures are adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either nonrecurring in nature or vary from period to period without correlation to the Company’s ongoing core operating performance.

	Fiscal Year Ended
($ in thousands)	12/25/2024	12/27/2023	12/28/2022	12/29/2021	12/30/2020(1)

Net income (loss)	$21,571	$19,945	$74,712	$78,073	$(5,116)

Provision for (benefit from) income taxes	7,678	6,993	24,718	26,030	(1,999)

Goodwill impairment charges	20	6,363	—	—	—

Operating (gains), losses and other charges, net	1,974	2,530	(1,005)	(46,105)	1,808

Other nonoperating expense (income), net	(1,907)	8,288	(52,585)	(15,176)	(4,171)

Share-based compensation expense	10,678	8,880	11,400	13,602	7,948

Deferred compensation plan valuation adjustments	1,713	1,911	(2,153)	2,089	1,606

Interest expense, net	17,974	17,597	13,769	15,148	17,965

Depreciation and amortization	14,857	14,385	14,862	15,446	16,161

Non-recurring legal settlement expenses	2,165	679	3,920	900	70

Pre-opening expenses	1,548	288	—	—	—

COVID-19 related expenses	—	—	—	(1,444)	3,483

Leadership transition costs	443	—	281	—	—

Acquisition costs	—	—	600	—	—

Other adjustments	2,640	—	—	—	—

Adjusted EBITDA	$81,354	$87,859	$88,519	$88,563	$37,755

(1)	Includes 53 operating weeks.

A-1

APPENDIX A

DENNY’S CORPORATION

Reconciliation of Net Income to Non-GAAP Financial Measures Continued

(Unaudited)

	Fiscal Year Ended
($ in thousands, except per share amounts)	12/25/2024	12/27/2023	12/28/2022	12/29/2021	12/30/2020(1)

Net income (loss)	$21,571	$19,945	$74,712	$78,073	$(5,116)

(Gains) losses and amortization on interest rate swap derivatives, net	760	10,959	(54,989)	(12,629)	(2,164)

Goodwill impairment charges	20	6,363	—	—	—

Operating (gains) losses and other charges, net	1,974	2,530	(1,005)	(46,105)	1,808

Non-recurring legal settlement expenses	2,165	679	3,920	900	70

Pre-opening expenses	1,548	288	—	—	—

COVID-19 related expenses	—	—	—	(1,444)	3,483

Leadership transition costs	433	—	281	—	—

Acquisition costs	—	—	600	—	—

Other adjustments	2,650	—	—	—	—

Tax effect(2)	(2,512)	(5,205)	12,747	14,820	(818)

Adjusted Net Income (Loss)	$28,609	$35,559	$36,266	$33,615	$(2,737)

Diluted weighted-average shares outstanding	52,614	56,196	60,879	65,573	60,812

Net Income (Loss) Per Share – Diluted	$0.41	$0.35	$1.23	$1.19	$(0.08)

Adjustments Per Share	0.13	0.28	(0.63)	(0.68)	0.03

Adjusted Net Income (Loss) Per Share	$0.54	$0.63	$0.60	$0.51	$(0.05)

(1)	Includes 53 operating weeks.

(2)

Tax adjustments for fiscal years ended December 25,2024, December 27, 2023, December 28, 2022, December 29, 2021, and December 30, 2020, reflect an effective rate of 26.3%, 25.0%, 24.9%, 25.0%, and 25.6%, respectively.

Denny’s 2025 Proxy Statement	A-2

APPENDIX B

DENNY’S CORPORATION

AMENDED AND RESTATED

2021 OMNIBUS INCENTIVE PLAN

APPENDIX B

DENNY’S CORPORATION

AMENDED AND RESTATED

2021 OMNIBUS INCENTIVE PLAN

Denny’s 2025 Proxy Statement	B-ii

APPENDIX B

B-iii

APPENDIX B

Denny’s 2025 Proxy Statement	B-iv

APPENDIX B

18.14. NO LIMITATIONS ON RIGHTS OF COMPANY	B-20

18.15. INDEMNIFICATION	B-20

18.16. EMPLOYEES BASED OUTSIDE THE UNITED STATES	B-21

18.17. DISCLAIMER	B-21

18.18. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE	B-21

18.19. PAPERLESS ADMINISTRATION	B-22

B-v

APPENDIX B

DENNY’S CORPORATION

AMENDED AND RESTATED

2021 OMNIBUS INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1. GENERAL. The purpose of the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan (the “Plan”), is to promote the success, and enhance the value, of Denny’s Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates. The Plan originally became effective on May 19, 2021, at which time it replaced the Prior Plan (as defined below). This amendment and restatement of the Plan will become effective upon its approval by the Company’s stockholders at the Company’s annual meeting of stockholders on May 14, 2025, primarily for the purpose of (i) adding Shares to the Plan Share Reserve, (ii) extending the term of the Plan, and (iii) otherwise meeting current needs.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings, except as otherwise provided in an Award Certificate:

(a) “Affiliate” means (i) any Subsidiary or Parent or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned to such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company, conviction of, or plea of guilty or nolo contendere, to any crime involving the personal enrichment of the Participant at the expense of the Company or stockholders of the Company, or conviction of a felony. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Board as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i) any Person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares of Stock) or more than one Person acting as a “group,” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of Shares of Stock that, together with the Shares held by such Person” or “group,” represent 30% or more of either the then outstanding Shares of Stock or the combined voting power of the Company’s then outstanding securities; or

Denny’s 2025 Proxy Statement	B-6

APPENDIX B

(ii) the following individuals cease for any reason to constitute at least a majority of the number of directors then serving on the Board: individuals who, on the Restatement Effective Date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation or through the use of any proxy access procedures in the Company’s organizational documents), whose appointment or election by the Board or nomination of election by the Company’s stockholders was approved by a vote of at least a majority of the Company’s directors then still in office who either were directors on the Restatement Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved); or

(iii) the consummation of a merger or consolidation with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (the “Surviving Entity”) or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 65% of the combined voting power of the voting securities of the Company or such Surviving Entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.1(f)(ii) above constitute more than one-half of the members of the board of directors of the Surviving Entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of either the then outstanding shares of the Company or the combined voting power of the Company’s then outstanding securities; or

(iv) the consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, greater than 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition.

Notwithstanding anything in the Plan or an Award Certificate to the contrary, as provided in Section 18.18(b), to the extent necessary to comply with Code Section 409A of the Code, no event that would be a Change in Control as defined in the Plan or the Award Certificate, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Code Section 409A.

Furthermore, notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company’s Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Denny’s Corporation, a Delaware corporation, or any successor corporation.

(j) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such

B-7

APPENDIX B

leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(k) “Deferred Stock Unit” means a right granted to a Participant under Article 12 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(l) “Disability” of a Participant, unless otherwise defined in the applicable Award Certificate, means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(m) “Dividend Equivalent” means a right granted to a Participant under Article 13.

(n) “Eligible Participant” means an employee (including a leased employee), officer, consultant or director of the Company or any Affiliate.

(o) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(p) “Fair Market Value,” on any date, unless otherwise determined by the Committee, means (i) if the Stock is listed on a securities exchange, the closing sales price per Share on such exchange on such date or, in the absence of reported sales on such date, the closing sales price per Share on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(q) “Good Reason” (or a similar term denoting constructive termination) has the meaning assigned such term in the employment, consulting or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate, without the consent of the Participant: (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s authority, duties or responsibilities, (ii) a material reduction by the Company or an Affiliate in the Participant’s base salary or target annual bonus (other than an overall reduction in salaries or target annual bonuses of 10% or less that affects substantially all of the Company’s similarly situated employees), (iii) a material change in the geographic location at which the Participant is required to perform (it being agreed that a required relocation of more than 50 miles shall be material), or (iv) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure.

A termination by the Participant shall not constitute termination for Good Reason unless the Participant shall first have delivered to the Company, not later than 90 days after the initial occurrence of an event deemed to give rise to a right to terminate for Good Reason, written notice setting forth with specificity the occurrence of such event, there shall have passed a reasonable time (not less than 30 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the Participant, and the Participant actually resigns no later than 30 days following the expiration the Company cure period.

(r) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.

(s) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(t) “Independent Directors” means those members of the Board who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act.

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(u) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(v) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(w) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(x) “Original Effective Date” has the meaning assigned such term in Section 3.1.

(y) “Other Stock-Based Award” means a right, granted to a Participant under Article 14, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(z) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 15.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(bb) “Performance Award” means any award granted under the Plan pursuant to Article 9.

(cc) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(dd) “Plan” means the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan, as further amended and restated from time to time.

(ee) “Prior Plan” means this Denny’s Corporation 2017 Omnibus Incentive Plan, as amended and restated from time to time.

(ff) “Restatement Effective Date” has the meaning assigned such term in Section 3.1.

(gg) “Restricted Stock” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(hh) “Restricted Stock Unit” means the right granted to a Participant under Article 11 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ii) “Retirement” in the case of an employee, unless otherwise defined in the applicable Award Certificate, means the resignation or termination of employment without Cause from the Company or an Affiliate on or after attainment of the age of fifty-five. “Retirement” in the case of a Non-Employee Director of the Company, unless otherwise defined in the applicable Award Certificate, means departure from the Board without Cause after age 65 or the failure to be re-elected or re-nominated as a director at any age.

(jj)  “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 16, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 16.

(kk) “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

(ll) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(mm) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(nn) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(oo) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

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ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1. EFFECTIVE DATES. The Plan originally became effective upon its approval by the Company’s stockholders at the Company’s annual meeting of stockholders on May 19, 2021 (the “Original Effective Date”), at which time it replaced the Prior Plan. This amendment and restatement of the Plan shall become effective upon its approval by the Company’s stockholders at the Company’s annual meeting of stockholders on May 14, 2025 (the “Restatement Effective Date”).

3.2. TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Restatement Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted after [DATE], which is ten (10) years after the adoption of this amendment and restatement of the Plan by the Board.

ARTICLE 4

ADMINISTRATION

4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Incentives Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference in the Plan to the Committee shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and below in this Section 4.3, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan;

(f) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

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(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j) Accelerate the vesting or exercisability of an Award;

(k) Amend the Plan or any Award Certificate, subject to Article 17; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any applicable non-U.S. jurisdictions.

4.4. DELEGATION. To the extent permitted by applicable law, the Committee or the Board may delegate to one or more of the Committee’s members, other Board members, or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, including, without limitation, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan and grant Awards to them, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee or Board, as applicable, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. The Committee or the Board may revoke any such delegation at any time for any reason with or without prior notice.

4.5. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1. NUMBER OF SHARES. Subject to adjustment as provided in the last sentence of this Section 5.1 and in Section 16.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan (the “Plan Share Reserve”) shall be (A) 4,400,000 Shares (less any Shares with respect to awards that were granted under the Prior Plan after February 28, 2021 and before the Original Effective Date) plus (ii) effective upon approval by the Company’s stockholders at the Company’s annual meeting of stockholders on May 14, 2025, [1,280,000] Shares. Subject to adjustment as provided in Section 16.1, the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be [5,680,000]. In addition, if and to the extent any option or stock appreciation right granted under the Prior Plan expires, terminates, or is canceled, cash-settled or forfeited for any reason after the Original Effective Date without having been exercised in full, or any other award granted under the Prior Plan is canceled, cash-settled or forfeited for any reason after the Original Effective Date, the Shares associated with such award will be added to the Plan Share Reserve and become available for issuance hereunder.

5.2. SHARE COUNTING.

(a) Each Share granted in connection with an Award shall be counted as one Share against the Plan Share Reserve, except as provided below.

(b) If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent any other Award is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. For the avoidance of doubt, this includes Performance Awards to the extent they are earned at less than the assumed performance level at which they were counted against the Plan Share Reserve at grant.

(c) The full number of Shares with respect to which an Option or Share-settled SAR is granted shall count against the Plan Share Reserve. For Options and Share-settled SARs, any Shares withheld, or previously owned Shares delivered, in settlement of a tax withholding obligation or in satisfaction of the exercise price payable upon exercise of an Option, will not again become available for grant under the Plan or added back to the Plan Share Reserve. Shares will not be added back to the Plan Share Reserve that have been repurchased by the Company using Option proceeds.

(d) For all Share-settled Awards other than Options and Share-settled SARs, any Shares withheld, or previously owned Shares delivered, in settlement of a tax withholding obligation associated with the Award will again become available for grant under the Plan.

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(e) Shares subject to Awards settled in cash will be added back to the Plan Share Reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f) Substitute Awards granted pursuant to Section 15.8 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(g) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4. LIMITATION ON AWARDS TO NON-EMPLOYEE DIRECTORS. No Awards may be granted under the Plan during any one calendar year to a Participant who is a Non-Employee Director that exceed, together with any cash compensation received for such service during the applicable year (based on the Fair Market Value of the Shares underlying the Award as of the applicable Grant Date in the case of Award other than Options or SARs, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs): (i) for any Non-Employee Director not serving as Chairman of the Board, $500,000; and (ii) for any Non-Employee Director serving as Chairman of the Board, $750,000. The Board may make exceptions to this limit in extraordinary circumstances for individual Non-Employee Directors, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

ARTICLE 6

ELIGIBILITY

6.1. GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under the Plan subject to Treas. Reg. §1.409A-1(b)(5)(iii)(E).

ARTICLE 7

STOCK OPTIONS

7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price of an Option (other than Substitute Awards granted pursuant to Section 15.8) shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding and the applicable exercise price. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. No Option shall include a reload feature or provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, (v) any other “cashless exercise” arrangement, or (vi) any other means approved by the Committee.

(d) EXERCISE TERM. The term of each Option shall be for the period as determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years from its Grant Date (or, in the case of an Incentive Stock Option grant to a ten percent shareholder (within the meaning of Code Section 422(c)(5)), five years from its Grant Date).

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7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant has the right to receive, for each Share with respect to which the SAR is being granted, the excess, if any, of:

(i) The Fair Market Value of one Share on the date of exercise; over

(ii) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding.

(c) OTHER TERMS. All awards of SARs shall be evidenced by an Award Certificate. Subject to the terms of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate; provided, however, that in no event may any SAR be exercisable for more than ten years from the Grant Date. No SAR shall include a reload feature or provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

ARTICLE 9

PERFORMANCE AWARDS

9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. All Performance Awards shall be evidenced by an Award Certificate.

9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee, including (but not limited to) any of the following:

•	Net earnings;

•	Earnings per share;

•	Net sales growth;

•	Net income (before or after taxes);

•	Profit (including net operating profit, economic profit and profit margin);

•	Revenues

•	Return measures (including, but not limited to, return on assets, capital, investment, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•	Cash flow (including, but not limited to, operating cash flow and free cash flow);

•	Earnings before or after taxes, interest, depreciation and/or amortization (EBITDA);

•	Adjusted Income (before or after taxes);

•	Adjusted EBITDA;

•	Internal rate of return or increase in net present value;

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APPENDIX B

•	Dividend payments to a Parent;

•	Gross margins;

•	Gross margins minus expenses;

•	Operating margin;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expenses and expense targets;

•	Working capital targets relating to inventory and/or accounts receivable;

•	Planning accuracy (as measured by comparing planned results to actual results);

•	Comparisons to various stock market indices;

•	Comparisons to the performance of other companies;

•	Sales;

•	Working capital;

•	Franchise growth;

•	Market share;

•

Strategic business criteria (including, but not limited to, one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, reductions in errors and omissions, reductions in lost business, safety standards, management of employment practices and employee benefits, diversity goals, supervision of litigation and information technology, service or product quality, and quality audit scores);

•	Business expansion or consolidation (including, but not limited to, acquisitions and divestitures);

•	Productivity;

•	Same-store sales;

•	Customer counts; and

•	Customer satisfaction.

Any such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) subject to Code Section 409A, make a cash payment to the Participant in an amount determined by the Committee.

9.3. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK

10.1. GRANT OF RESTRICTED STOCK . The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award. The purchase price for Restricted Stock may, but need not, be zero.

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APPENDIX B

10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote such Share.

10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that are at that time subject to restrictions shall be forfeited.

10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

RESTRICTED STOCK UNITS

11.1. GRANT OF RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

11.2. RESTRICTIONS AND SETTLEMENT. Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share, which may be paid in Shares, cash, or any combination of Shares and cash, all as set forth in the applicable Award Certificate or otherwise determined by the Committee.

11.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

ARTICLE 12

DEFERRED STOCK UNITS

12.1. GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 13

DIVIDENDS AND DIVIDEND EQUIVALENTS

13.1. DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, ordinary cash dividends will be paid or distributed to the Participant only after the Award (or applicable portion thereof) vests and is earned, if applicable. Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as the underlying Restricted Stock to which such dividends relate, or (ii) be held by the Company subject to the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the Shares of Restricted Stock to which such dividends relate become vested. Any dividends accrued with respect to forfeited Restricted Stock will also be forfeited.

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APPENDIX B

13.2. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to other Awards granted under the Plan, other than Options and Stock Appreciation Rights, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. Dividend Equivalents accruing on unvested Awards shall, if provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as the underlying Shares to which such Dividend Equivalent Rights relate, or (ii) be held by the Company subject to the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the underlying Shares to which such Dividend Equivalents relate become vested. Any Dividend Equivalents accrued with respect to forfeited Awards will also be forfeited.

ARTICLE 14

OTHER STOCK-BASED AWARDS

14.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Other-Stock Based Awards.

ARTICLE 15

PROVISIONS APPLICABLE TO AWARDS

15.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

15.2. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, or other property, or any combination, and may be made in a single payment or transfer, in installments, in each case as determined by the Committee. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions.

15.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

15.4. BENEFICIARIES. Notwithstanding Section 15.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

15.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

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APPENDIX B

15.6. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 15.6 shall apply in the case of a Change in Control, unless otherwise provided by the Committee.

(a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the Committee’s determination of the actual level of achievement of all relevant performance goals against target immediately preceding the Change in Control, and there shall be a payout to such Participant within sixty (60) days following the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the Committee’s determination of the actual level of achievement of all relevant performance goals against target immediately preceding the Change in Control, and there shall be a payout to Participants within sixty (60) days following the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

15.7. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy as may be in effect from time to time (including the Denny’s Corporation Incentive Compensation Clawback Policy and the Denny’s Corporation Dodd-Frank Clawback Policy, to the extent applicable to the Participant), shall be subject to such deductions, recoupment and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy, and which may operate to create additional rights for the Company with respect to Awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or Awards.

15.8. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, and consultants of another entity who become employees, directors, or consultants of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation (“Substitute Awards”). The Committee may direct that the Substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

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APPENDIX B

ARTICLE 16

CHANGES IN CAPITAL STRUCTURE

16.1. MANDATORY ADJUSTMENTS. In the event of a transaction that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Plan Share Reserve shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the Plan Share Reserve shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

16.2. DISCRETIONARY ADJUSTMENTS. Upon or in connection with the occurrence of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, Change in Control, combination or exchange of shares, or any transaction described in Section 16.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. In addition, for each Option and SAR with an exercise price or base price equal to or greater than the consideration offered in connection with any such transaction or event or Change in Control, the Company shall not be required to make any payment to the person holding such Option or SAR upon surrender of such Option or SAR, and may cancel such Option or SAR for no consideration. Such surrender shall take place as of the date of the transaction or event or Change in Control or such other date as the Committee may specify. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

16.3. GENERAL. To the extent that any adjustments made pursuant to this Article 16 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 17

AMENDMENT, MODIFICATION AND TERMINATION

17.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan (other than pursuant to an adjustment under Section 16.1 above), (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

17.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate or other provisions of the Plan, such amendment, modification or termination shall not, without the Participant’s consent, materially reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award); and

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APPENDIX B

(b) No termination, amendment, or modification of the Plan shall adversely affect, in a material manner, any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected, in a material manner” by a Plan amendment if such amendment would not materially reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

17.3. PROHIBITION ON REPRICING. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its exercise price or base price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise price or base price is greater than the Fair Market Value of a Share in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Article 16. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding any provision of this Plan to the contrary, this Section 17.3 may not be amended without stockholder approval.

17.4. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under the Plan without further consideration or action.

ARTICLE 18

GENERAL PROVISIONS

18.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

18.2. NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

18.3. WITHHOLDING. The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. The Company may require such obligations to be satisfied, in whole or in part, (i) by causing the Company or the Affiliate to withhold the number of Shares otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Participant, all in accordance with such procedures as the Committee may establish. The Shares so delivered or withheld shall have an aggregate fair market value equal to such withholding obligations determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.

18.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

18.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

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APPENDIX B

18.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

18.7. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

18.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

18.10. CONDITIONS UPON GRANT OF AWARDS AND ISSUANCE OF SHARES. Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

18.11. COMPANY POLICIES. The Awards shall be subject to the Company’s policies on stock ownership, securities trading, and hedging or pledging of securities, that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard.

18.12. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

18.13. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

18.14. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

18.15. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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APPENDIX B

18.16. EMPLOYEES BASED OUTSIDE THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Parent or Subsidiary of the Company operates or has Eligible Participants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Parent and/or Subsidiary of the Company shall be covered by the Plan; (b) determine which Eligible Participants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (e) take any other action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

18.17. DISCLAIMER. Although it is the intent of the Company that the Plan and Awards hereunder, to the extent the Committee deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections 409A and 422 of the Code: (a) none of the Company, the Board, the Committee, or any other person warrants that any Award under this Plan will qualify for favorable tax treatment under any provision of the federal, state, local or non-United States law; and (b) in no event shall any member of the Board or the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 or Sections 409A or 422 of the Code or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under this Plan.

18.18. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable.

(c) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A.

(d) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

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APPENDIX B

(e) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 18.18(c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(f) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of Non-Exempt Deferred Compensation, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

18.19. PAPERLESS ADMINISTRATION. In the event that the Company establishes for itself or uses the services of a third party, an automated system for the documentation, grant, or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, grant, or exercise of Awards by a Participant may be permitted through the use of such automated system.

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APPENDIX C

Additional Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of our Board, including the Company nominees, and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

For more information on the names, ages, and principal occupations of the Company’s directors and director nominees, please see “Election of Directors.” Other than as set forth in this Appendix C or elsewhere in this proxy statement, the business address for the Company’s directors and director nominees is c/o Denny’s Corporation, 203 E. Main Street, Spartanburg, South Carolina 29319.

Officers

The executive officers of the Company who are Participants are Kelli F. Valade and Robert P. Verostek. The business address for these Participants is c/o Denny’s Corporation, 203 E. Main Street, Spartanburg, South Carolina 29319.

Miscellaneous Information Concerning Participants

Each of the Company’s directors and officers is entitled to indemnification under our By-laws, which provides in certain circumstances for indemnification and advancement of expenses to the fullest extent permitted by Delaware law.

Other than as set forth in this Appendix C or elsewhere in this proxy statement and based on the information provided by each Participant: (i) no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our Common Stock or other securities of the Company or any parent or subsidiary of the Company; (ii) no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director; and (iii) no Participant has purchased or sold any securities of the Company within the past two years.

In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement, or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Other than as set forth in this Appendix C or elsewhere in this proxy statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or, (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s prior fiscal year or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or exceeds $120,000.

There are no material proceedings to which any of the Participants, or any of their respective associates, or any non-Participant executive officers is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

C-1

APPENDIX C

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from March 1, 2023 through March 21, 2025. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description Code*
Bernadette S. Aulestia	05/15/2024	13,464	A	3
	05/16/2023	10,271	A	3
Olu Beck	05/15/2024	13,464	A	3
	05/18/2023	11,145	A	1
	05/18/2023	11,145	D	2
	05/16/2023	10,271	A	3
Gregg R. Dedrick	05/16/2024	10,271	A	1
	05/16/2024	10,271	D	2
	05/15/2024	13,464	A	3
	05/18/2023	11,145	A	1
	05/18/2023	11,145	D	2
	05/16/2023	10,271	A	3
José M. Gutiérrez	05/16/2024	10,271	A	1
	05/16/2024	10,271	D	2
	05/15/2024	13,464	A	3
	05/18/2023	11,145	A	1
	05/18/2023	11,145	D	2
	05/16/2023	10,271	A	3
Brenda J. Lauderback	05/22/2024	11,145	D	5
	05/20/2024	11,145	A	1
	05/20/2024	11,145	D	2
	05/16/2024	15,406	A	1
	05/16/2024	15,406	D	2
	05/15/2024	20,196	A	3
	05/16/2023	15,406	A	3
John C. Miller	02/12/2025	3,231	A	7
	02/12/2025	958	D	4
	05/16/2024	10,271	A	1
	05/16/2024	10,271	D	2
	05/15/2024	13,464	A	3
	02/26/2024	35,359	D	5
	01/12/2024	47,837	A	7
	01/12/2024	12,478	D	4
	11/15/2023	22,600	D	5
	11/14/2023	114,900	D	5
	09/12/2023	25,000	D	5
	09/01/2023	25,000	D	5
	08/31/2023	25,000	D	5
	08/30/2023	10,508	D	5
	08/29/2023	6,583	D	5
	08/10/2023	7,909	D	5
	05/16/2023	10,271	A	3
	03/02/2023	235,694	A	1
	03/02/2023	235,694	D	2
	03/02/2023	328,905	A	1
	03/02/2023	328,905	D	2
	03/02/2023	77,964	D	4
	03/02/2023	121,695	D	4

Denny’s 2025 Proxy Statement	C-2

APPENDIX C

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Transaction Description Code*
Kelli F. Valade	02/20/2025	9,700	A	8
	02/20/2025	9,700	A	8
	02/12/2025	18,557	A	7
	02/04/2025	244,479	A	3
	01/07/2025	30,888	A	1
	01/07/2025	30,888	D	2
	01/07/2025	46,428	A	1
	01/07/2025	46,428	D	2
	01/07/2025	47,690	A	1
	01/07/2025	47,690	D	2
	01/07/2025	8,794	D	4
	01/07/2025	11,306	D	4
	01/07/2025	11,613	D	4
	01/30/2024	143,071	A	3
	01/03/2024	30,888	A	1
	01/03/2024	30,888	D	2
	01/03/2024	46,428	A	1
	01/03/2024	46,428	D	2
	01/03/2024	8,235	D	4
	01/03/2024	11,306	D	4
	06/16/2023	30,889	A	1
	06/16/2023	30,889	D	2
	06/16/2023	9,530	D	4
Mark R. Vondrasek	06/03/2024	13,922	A	3
Robert P. Verostek	02/12/2025	3,811	A	7
	02/12/2025	1,734	D	4
	02/04/2025	65,875	A	3
	01/07/2025	6,342	A	1
	01/07/2025	6,342	D	2
	01/07/2025	12,512	A	1
	01/07/2025	12,512	D	2
	01/07/2025	12,850	A	1
	01/07/2025	12,850	D	2
	01/07/2025	3,223	D	4
	01/07/2025	6,358	D	4
	01/07/2025	6,188	D	4
	06/14/2024	10,000	A	8
	01/30/2024	38,550	A	3
	01/12/2024	17,618	A	7
	01/12/2024	8,088	D	4
	01/03/2024	4,396	A	1
	01/03/2024	4,396	A	3
	01/03/2024	6,342	A	1
	01/03/2024	6,342	A	3
	01/03/2024	12,512	A	1
	01/03/2024	12,512	A	3
	01/03/2024	2,268	D	4
	01/03/2024	3,262	D	4
	01/03/2024	5,930	D	4
	12/13/2023	1,400	D	6
	12/08/2023	600	D	6
Laysha Ward	05/16/2024	10,271	A	1
	05/16/2024	10,271	D	2
	05/15/2024	13,464	A	3
	05/18/2023	11,145	A	1
	05/18/2023	11,145	D	2
	05/16/2023	10,271	A	3

C-3

APPENDIX C

*	Transaction Descriptions:

1.	Acquisition of common stock upon vesting of deferred stock units.

2.	Conversion of deferred stock units upon vesting in exchange for common stock.

3.	Grant of deferred stock units.

4.	Withholding of common stock for tax liability obligations.

5.	Sale of common stock of the Company.

6.	Gift of common stock of the Company.

7.	Grant of performance shares of the Company.

8.	Purchase of common stock of the Company.

Denny’s 2025 Proxy Statement	C-4

DENNY’S CORPORATION 203 EAST MAIN ST. (P-12-01) SPARTANBURG, SC 29319 ATTN: GAIL SHARPS MYERS

As a stockholder of Denny’s Corporation (the “Company”), you have the option of voting the shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 P.M. Eastern Time, on May 13, 2025. The 2025 Proxy Statement and the 2024 Annual Report of Denny’s Corporation are available at:

http://materials.proxyvote.com/24869p

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DENN2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66500-P28358	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DENNY’S CORPORATION

The Board of Directors recommends you vote “FOR” all nominees listed in Proposal 1, “FOR” Proposals 2, 3 and 4, and “AGAINST” Proposal 5.

1.	Election of seven (7) directors.

	Nominees:		For	Against	Abstain

	1a.	Bernadette S. Aulestia	☐	☐	☐

	1b.	Olu Beck	☐	☐	☐

	1c.	Gregg R. Dedrick	☐	☐	☐

	1d.	José M. Gutiérrez	☐	☐	☐

	1e.	John C. Miller	☐	☐	☐

	1f.	Kelli F. Valade	☐	☐	☐

	1g.	Mark R. Vondrasek	☐	☐	☐

2.	A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries for the fiscal year ending December 31, 2025.		☐	☐	☐

		For	Against	Abstain

3.	An advisory resolution to approve the executive compensation of the Company.	☐	☐	☐

4.	A proposal to approve the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan.	☐	☐	☐

5.

A proposal that asks the Board of Directors to take the steps necessary to amend the governing documents to give shareholders with an aggregate of at least 15% of outstanding common stock the power to call annual meetings of stockholders.

		☐	☐	☐

6.	To transact such other business as may properly come before the meeting.

Note: Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2024 Annual Report are available at http://materials.proxyvote.com/24869p.

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V66501-P28358

     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DENNY’S CORPORATION

The undersigned hereby appoints Brenda J. Lauderback and Kelli F. Valade as Proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of the Common Stock of Denny’s Corporation held of record by the undersigned on March 18, 2025 at the Annual Meeting of Stockholders to be held on May 14, 2025 or any adjournment thereof.

Board of Directors voting recommendations – (i) in favor of the seven (7) nominees to the Board of Directors; (ii) in favor of the selection of KPMG LLP as the independent registered public accounting firm of Denny’s Corporation and its subsidiaries (collectively, the “Company”) for the fiscal year ending December 31, 2025; (iii) in favor of the advisory resolution to approve the executive compensation of the Company, as described in the Proxy Statement; (iv) in favor of a proposal to approve the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan; and (v) against the stockholder proposal described in the Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, AND “AGAINST” PROPOSAL 5.

(Continued, and to be marked, dated and signed on the other side.)